PHILLIPS EDISON & COMPANY®

Supplemental Disclosure

Quarter Ended December 31, 2022

Grocery Centered.
Community **Focused.**

Kroger
FOOD & PHARMACY
STOP

Publix
FOOD & PHARMACY

SAFEWAY

Stop&Shop
welcome

SPROUTS
FARMERS MARKET

Phillips Edison & Company	2

Introductory Notes

SUPPLEMENTAL INFORMATION
Phillips Edison & Company, Inc. (“we,” the “Company,” “our,” “us,” or "PECO") is one of the nation’s largest owners and operators of omni-channel grocery-anchored neighborhood shopping centers. The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”).

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
This supplemental disclosure contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental disclosure. Such statements include, in particular, statements about (a) the Company's plans, strategies, initiatives and prospects, (b) statements about the Company's underwritten incremental yields, and (c) statements about the Company's future results of operations, capital expenditures and liquidity, are based on the current beliefs and expectations of the Company’s management, and are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated. These risks include, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available properties and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of tenants, including, without limitation, the ability of tenants to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) the loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, the COVID-19 pandemic; (xvii) the Company's ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, its ability to do so at attractive prices or at all; (xx) the impact of inflation on the Company and its tenants; and (xxi) any of the other risks included in the Company’s SEC filings. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.

Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2022 Annual Report on Form 10-K, to be filed with the SEC on or around February 23, 2023, which is accessible on the SEC’s website at www.sec.gov. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this supplement to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting such forward-looking statements.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to GAAP measures, this supplemental disclosure contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in our Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental disclosure on pages 16-20 and definitions of our non-GAAP measures are included in our Glossary of Terms on page 61.

Phillips Edison & Company	3

Introductory Notes

PRO RATA FINANCIAL INFORMATION
We may present our consolidated financial information inclusive of our prorated portion owned through unconsolidated joint ventures. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro-rata interest. Accordingly, pro-rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP.

REVERSE STOCK SPLIT
We effected a one-for-three reverse stock split effective on July 2, 2021. In addition, we effected a corresponding reverse split of our Operating Partnership’s OP units. As a result of the reverse stock and OP unit split, every three shares of our common stock and OP units were automatically combined and converted into one issued and outstanding share of common stock or OP unit, as applicable, rounded to the nearest 1/100th share or OP unit. The reverse stock and OP unit splits impacted all classes of common stock and OP units proportionately and had no impact on any stockholder’s or limited partner’s percentage ownership of all issued and outstanding common stock or OP units. Unless otherwise indicated, the information in this supplement gives effect to the reverse stock and OP unit splits.

CLASS B COMMON STOCK
Our stockholders approved an amendment to our charter (the "Articles of Amendment") that effected a change of each share of our common stock outstanding at the time the amendment became effective into one share of a newly created class of Class B common stock (the "Recapitalization"). The Articles of Amendment became effective upon filing with, and acceptance by, the State Department of Assessments and Taxation of Maryland on July 2, 2021.
Our Class B common stock was identical to our common stock except that it was not listed on a national securities exchange. Per the terms of the Recapitalization, on January 18, 2022, each share of our Class B common stock automatically converted into one share of our listed common stock.
On May 5, 2022, we filed Articles Supplementary to our charter with the Maryland State Department of Assessments and Taxation in order to reclassify and designate all of the 350 million authorized shares of our Class B common stock, $0.01 par value per share, all of which were unissued at such time, as shares of our common stock, $0.01 par value per share. We no longer have Class B common stock authorized for issue.
Unless otherwise indicated, all information in this supplemental disclosure gives effect to the Recapitalization and references to "shares" and per share metrics refer to our common stock and Class B common stock, collectively.

Phillips Edison & Company	4

FINANCIAL RESULTS
Quarter Ended December 31, 2022

Earnings Release Unaudited

Phillips Edison & Company Reports Fourth Quarter
and Full Year 2022 Results; Provides 2023 Guidance

CINCINNATI - Feb. 9, 2023 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, reported net income attributable to stockholders of $13.7 million, or $0.12 per diluted share, for the three months ended December 31, 2022, and net income attributable to stockholders of $48.3 million, or $0.42 per diluted share, for the full year ended December 31, 2022.

Highlights for the Fourth Quarter Ended December 31, 2022
•Nareit FFO totaled $70.6 million, or $0.54 per diluted share
•Core FFO totaled $74.3 million, or $0.56 per diluted share
•Same-center NOI increased 2.8% versus the three months ended December 31, 2021
•Leased portfolio occupancy increased by 30 basis points over the prior quarter to a record 97.4%
•Comparable new and renewal rent spreads were 36.3% and 13.9%, respectively
•Acquired two grocery-anchored shopping centers and one outparcel for $51.7 million and sold one property and one outparcel for $25.3 million
•Subsequent to quarter end, acquired one additional grocery-anchored shopping center for $27.1 million

Highlights for the Full Year Ended December 31, 2022
•Nareit FFO totaled $280.7 million, or $2.15 per diluted share
•Core FFO totaled $295.3 million, or $2.27 per diluted share
•Same-center NOI increased 4.5% versus the full year ended December 31, 2021
•Comparable new and renewal leasing spreads were 32.2% and 14.6%, respectively
•Acquired seven properties and four outparcels for a total of $280.5 million, and sold $54.0 million, for net acquisitions of $226.5 million

Management Commentary
Jeff Edison, chairman and chief executive officer of PECO stated:
“In 2022 our team delivered same-center NOI growth of 4.5% and grew occupancy to a record level of 97.4%. Our continued growth is a testament to our differentiated and focused strategy of exclusively owning grocery-anchored neighborhood shopping centers, our integrated operating platform, and the strength and resilience of our Neighbors.”
“We continue to benefit from structural and macroeconomic trends that create strong tailwinds and retailer demand. These include population shifts from urban to suburban communities; the increase in hybrid work; the renewed importance of physical locations in last mile delivery; wage growth and low unemployment; and low supply and lack of new construction.”
“With more than 70% of our rents coming from grocery anchors and Neighbors offering necessity-based goods and services, combined with our strong balance sheet, low leverage, and flexibility to be patient and opportunistic, PECO is well positioned to deliver meaningful growth in 2023 and beyond.”

Phillips Edison & Company	6

Earnings Release Unaudited
Financial Results for the Fourth Quarter and Year Ended December 31, 2022
Net Income (Loss)
Fourth quarter 2022 net income attributable to stockholders totaled $13.7 million, or $0.12 per diluted share, compared to net loss of $5.2 million, or $0.05 per diluted share, during the fourth quarter of 2021.
For the year ended December 31, 2022, net income attributable to stockholders totaled $48.3 million, or $0.42 per diluted share, compared to $15.1 million, or $0.15 per diluted share, during the year ended December 31, 2021.

Nareit FFO
Fourth quarter 2022 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 42.9% to $70.6 million, or $0.54 per diluted share, from $49.4 million, or $0.39 per diluted share, during the fourth quarter of 2021.
For the year ended December 31, 2022, Nareit FFO increased 32.9% to $280.7 million, or $2.15 per diluted share, from $211.2 million, or $1.81 per diluted share, during the year ended December 31, 2021.

Core FFO
Fourth quarter 2022 core funds from operations (“Core FFO”) increased 22.2% to $74.3 million, or $0.56 per diluted share, compared to $60.8 million, or $0.47 per diluted share, during the fourth quarter of 2021.
For the year ended December 31, 2022, Core FFO increased 15.8% to $295.3 million, or $2.27 per diluted share, compared to $255.0 million, or $2.19 per diluted share, during the year ended December 31, 2021.

Same-Center NOI
Fourth quarter 2022 same-center net operating income (“NOI”) increased 2.8% to $91.0 million, compared to $88.5 million during the fourth quarter of 2021.
For the year ended December 31, 2022, same-center NOI improved 4.5% to $361.2 million, compared to $345.7 million during the year ended December 31, 2021.

Portfolio Overview for the Fourth Quarter and Year Ended December 31, 2022
Portfolio Statistics
As of December 31, 2022, PECO’s wholly-owned portfolio consisted of 271 properties, totaling approximately 31.1 million square feet, located in 31 states. This compared to 268 properties, totaling approximately 30.7 million square feet, located in 31 states as of December 31, 2021.
Leased portfolio occupancy increased to 97.4% at December 31, 2022, compared to 96.3% at December 31, 2021.
Anchor occupancy totaled 99.3%, compared to 98.1% at December 31, 2021, and inline occupancy totaled 93.8%, compared to 92.7% at December 31, 2021.

Leasing Activity
During the fourth quarter of 2022, 252 leases (new, renewal and options) were executed totaling 1.2 million square feet. This compared to 253 leases executed totaling 1.4 million square feet during the fourth quarter of 2021.
Comparable rent spreads during the fourth quarter of 2022, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 36.3% for new leases, 13.9% for renewal leases (excluding options) and 17.0% for combined leases (new and renewal leases only).

Phillips Edison & Company	7

Earnings Release Unaudited
The Company executed 1,001 leases (new, renewal and options) during the year ended December 31, 2022, totaling approximately 4.8 million square feet. This compared to 1,135 leases executed totaling approximately 5.6 million square feet during the same year-ago period.
Comparable rent spreads during the year ended December 31, 2022 were 32.2% for new leases, 14.6% for renewal leases (excluding options) and 18.1% for combined leases (new and renewal leases only).

Acquisition & Disposition Activity
During the fourth quarter of 2022, PECO acquired two grocery-anchored shopping centers and an outparcel for $51.7 million. During the same period, one property and one outparcel were sold for $25.3 million. The fourth quarter 2022 grocery-anchored shopping center acquisitions included:
•Chinoe Center, a 112,000 square foot shopping center anchored by Kroger in Lexington, Kentucky. The center contains near-term mark-to-market leasing opportunities.
•Sunridge Plaza, an 88,000 square foot shopping center anchored by Raley’s in Sacramento, California. At the time of purchase, the center occupancy was 84.8%, providing room for growth through leasing vacant space, and also includes land for potential outparcel development.
During the year ended December 31, 2022, PECO acquired seven properties and four outparcels for a total of $280.5 million. During the same period, four properties and four outparcels were sold for $54.0 million, resulting in net acquisitions of $226.5 million.
From January 1, 2023 through February 9, 2023, PECO acquired one property totaling $27.1 million, Providence Commons, a 110,000 square foot shopping center anchored by Publix near Nashville, Tennessee.

Balance Sheet Highlights as of December 31, 2022
As of December 31, 2022, PECO had $726.7 million of total liquidity, comprised of $17.3 million of cash, cash equivalents and restricted cash, plus $709.4 million of borrowing capacity available on its $800.0 million revolving credit facility. PECO has no material debt maturities until 2024.
PECO’s net debt to annualized adjusted EBITDAre was 5.3x, compared to 5.6x at December 31, 2021.
PECO’s outstanding debt had a weighted-average interest rate of 3.6% and a weighted-average maturity of 4.4 years, and 85.4% of its total debt was fixed-rate debt.

Monthly Stockholder Distributions
For the three months ended December 31, 2022, total distributions of $37.0 million were paid to common stockholders and OP unit holders. Distributions paid in October, November, and December were each $0.0933 per share.
Subsequent to quarter end, the Board authorized monthly distributions of $0.0933 per share payable on March 1, 2023; April 3, 2023; and May 1, 2023 to stockholders of record as of February 21, 2023; March 15, 2023; and April 17, 2023, respectively. OP Unit holders receive distributions at the same rate as common stockholders, subject to the required tax withholding.

Phillips Edison & Company	8

Earnings Release Unaudited
2023 Guidance

The following guidance is based upon PECO’s current view of existing market conditions and assumptions for the year ending December 31, 2023. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

	2022 Actual	Initial 2023 Guidance
(in thousands, except per share amounts)		Low End	High End
Net income per share	$0.42	$0.47	$0.52
Nareit FFO per share	$2.15	$2.23	$2.29
Core FFO per share	$2.27	$2.28	$2.34
Same-Center NOI growth	4.5%	3.0%	4.0%
Portfolio Activity:
Acquisitions (net of dispositions)	$226,528	$200,000	$300,000
Development and redevelopment spend	$53,671	$50,000	$60,000
Other:
Interest expense, net	$71,196	$83,000	$89,000
G&A expense	$45,235	$44,000	$48,000
Non-cash revenue items(1)	$16,625	$15,000	$20,000
Adjustments for uncollectibility	$1,991	$3,500	$4,500
(1)Represents straight-line rental income and net amortization of above- and below-market leases.
The following table provides a reconciliation of the range of the Company's 2023 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income	$0.47	$0.52
Depreciation and amortization of real estate assets	1.74	1.75
Adjustments related to unconsolidated joint ventures	0.02	0.02
Nareit FFO	$2.23	$2.29
Depreciation and amortization of corporate assets	0.02	0.02
Transaction costs and other	0.03	0.03
Core FFO	$2.28	$2.34

The Company does not provide a reconciliation for Same-center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to our results without unreasonable effort.

Phillips Edison & Company	9

Earnings Release Unaudited

Results Presentation Details
PECO plans to host a conference call and webcast on Friday, February 10, 2023 at 12:00 p.m. Eastern Time to discuss these results.
Date: Friday, February 10, 2023
Time: 12:00 p.m. Eastern Time
Toll-Free Dial-In Number: (888) 210-4659
International Dial-In Number: (646) 960-0383
Conference ID: 2035308
Webcast: Fourth Quarter 2022 Webcast Link
An audio replay of the webcast will be available approximately one hour after the conclusion of the conference call using the webcast link above.
For more information on the Company’s financial results, please refer to the Company’s 2022 Annual Report on Form 10-K, to be filed with the SEC on or around February 23, 2023, which is accessible on the SEC’s website at www.sec.gov.

Phillips Edison & Company	10

Overview of Results Unaudited, in thousands (excluding per share and per square foot amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

SUMMARY FINANCIAL RESULTS
Total revenues (page 14)	$145,039	$137,061	$575,372	$532,846
Net income (loss) attributable to stockholders (page 14)	13,678	(5,209)	48,323	15,121
Net income (loss) per share - basic and diluted (page 14)	$0.12	$(0.05)	$0.42	$0.15
Same-Center NOI (page 20)	90,973	88,505	361,243	345,684
Adjusted EBITDAre (page 18)	93,266	78,725	367,385	329,419
Nareit FFO (page 16)	70,586	49,402	280,747	211,202
Nareit FFO per share - diluted (page 16)	$0.54	$0.39	$2.15	$1.81
Core FFO (page 16)	74,267	60,765	295,263	254,954
Core FFO per share - diluted (page 16)	$0.56	$0.47	$2.27	$2.19

SUMMARY OF FINANCIAL AND OPERATING RATIOS
Same-Center NOI margin (page 20)	72.4%	72.1%	72.2%	71.9%
Same-Center NOI change (page 20)(1)	2.8%	15.2%	4.5%	8.2%

LEASING RESULTS
Comparable rent spreads - new leases (page 40)(2)	36.3%	18.3%	32.2%	15.7%
Comparable rent spreads - renewals (page 40)(2)	13.9%	7.8%	14.6%	8.1%
Portfolio retention rate	91.7%	85.8%	90.7%	87.8%

			As of December 31,
			2022	2021

OUTSTANDING STOCK AND PARTNERSHIP UNITS
Common stock outstanding			117,126	19,550
Class B common stock outstanding			—	93,665
Operating Partnership (OP) units outstanding			14,099	13,389

SUMMARY PORTFOLIO STATISTICS(2)
Number of properties			271	268
Total GLA (page 42)			31,093	30,691
Leased occupancy (page 36)			97.4%	96.3%
Economic occupancy (page 36)			96.4%	95.3%
Leased ABR PSF (page 36)			$14.39	$13.71
Leased Anchor ABR PSF (page 36)			$9.92	$9.70
Leased Inline ABR PSF (page 36)			$23.39	$21.95
(1)Reflects Same-Center NOI change as initially reported for the specified period.
(2)Statistics represent our wholly-owned properties.

Phillips Edison & Company	11

FINANCIAL SUMMARY
Quarter Ended December 31, 2022

Consolidated Balance Sheets Condensed and Unaudited, in thousands (excluding per share amounts)

	December 31,
	2022	2021

ASSETS
Investment in real estate:
Land and improvements	$1,674,133	$1,586,993
Building and improvements	3,572,146	3,355,433
In-place lease assets	471,507	452,504
Above-market lease assets	71,954	68,736
Total investment in real estate assets	5,789,740	5,463,666
Accumulated depreciation and amortization	(1,316,743)	(1,110,426)
Net investment in real estate assets	4,472,997	4,353,240
Investment in unconsolidated joint ventures	27,201	31,326
Total investment in real estate assets, net	4,500,198	4,384,566
Cash and cash equivalents	5,478	92,585
Restricted cash	11,871	22,944
Goodwill	29,066	29,066
Other assets, net	188,879	138,050
Real estate investments and other assets held for sale	—	1,557
Total assets	$4,735,492	$4,668,768

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,896,594	$1,891,722
Below-market lease liabilities, net	109,799	107,526
Accounts payable and other liabilities	113,185	97,229
Deferred income	18,481	19,145
Earn-out liability	—	52,436
Derivative liabilities	—	24,096
Liabilities of real estate investments held for sale	—	288
Total liabilities	2,138,059	2,192,442
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized	—	—
Common stock, $0.01 par value per share, 1,000,000 and 650,000 shares authorized as of December 31, 2022 and 2021, respectively	1,171	196
Class B common stock, $0.01 par value per share, zero and 350,000 shares authorized as of December 31, 2022 and 2021, respectively	—	936
Additional paid-in capital	3,383,978	3,264,038
Accumulated other comprehensive income (loss)	21,003	(24,819)
Accumulated deficit	(1,169,665)	(1,090,837)
Total stockholders’ equity	2,236,487	2,149,514
Noncontrolling interests	360,946	326,812
Total equity	2,597,433	2,476,326
Total liabilities and equity	$4,735,492	$4,668,768

Phillips Edison & Company	13

Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

REVENUES
Rental income	$141,703	$132,711	$560,538	$519,495
Fees and management income	2,218	3,240	11,541	10,335
Other property income	1,118	1,110	3,293	3,016
Total revenues	145,039	137,061	575,372	532,846

OPERATING EXPENSES
Property operating	26,098	27,130	95,359	92,914
Real estate taxes	15,859	15,619	67,864	65,381
General and administrative	11,484	15,915	45,235	48,820
Depreciation and amortization	58,216	55,604	236,224	221,433
Impairment of real estate assets	322	—	322	6,754
Total operating expenses	111,979	114,268	445,004	435,302

OTHER
Interest expense, net	(18,301)	(18,606)	(71,196)	(76,371)
Gain (loss) on disposal of property, net	3,366	(1,257)	7,517	30,421
Other expense, net	(2,422)	(8,766)	(12,160)	(34,361)
Net income (loss)	15,703	(5,836)	54,529	17,233
Net (income) loss attributable to noncontrolling interests	(2,025)	627	(6,206)	(2,112)
Net income (loss) attributable to stockholders	$13,678	$(5,209)	$48,323	$15,121

EARNINGS PER SHARE OF COMMON STOCK
Net income (loss) per share attributable to stockholders - basic and diluted	$0.12	$(0.05)	$0.42	$0.15

Phillips Edison & Company	14

Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

REVENUES
Rental income	$141,703	$142,857	$137,230	$138,748	$132,711
Fees and management income	2,218	2,081	4,781	2,461	3,240
Other property income	1,118	716	505	954	1,110
Total revenues	145,039	145,654	142,516	142,163	137,061

OPERATING EXPENSES
Property operating	26,098	23,089	22,852	23,320	27,130
Real estate taxes	15,859	18,041	16,473	17,491	15,619
General and administrative	11,484	10,843	11,376	11,532	15,915
Depreciation and amortization	58,216	60,013	60,769	57,226	55,604
Impairment of real estate assets	322	—	—	—	—
Total operating expenses	111,979	111,986	111,470	109,569	114,268

OTHER
Interest expense, net	(18,301)	(17,569)	(17,127)	(18,199)	(18,606)
Gain (loss) on disposal of property, net	3,366	(10)	2,793	1,368	(1,257)
Other expense, net	(2,422)	(3,916)	(1,457)	(4,365)	(8,766)
Net income (loss)	15,703	12,173	15,255	11,398	(5,836)
Net (income) loss attributable to noncontrolling interests	(2,025)	(1,135)	(1,727)	(1,319)	627
Net income (loss) attributable to stockholders	$13,678	$11,038	$13,528	$10,079	$(5,209)

EARNINGS PER SHARE OF COMMON STOCK
Net income (loss) per share attributable to stockholders - basic and diluted	$0.12	$0.09	$0.12	$0.09	$(0.05)

Phillips Edison & Company	15

Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income (loss)	$15,703	$(5,836)	$54,529	$17,233
Adjustments:
Depreciation and amortization of real estate assets	57,266	54,585	232,571	217,564
Impairment of real estate assets	322	—	322	6,754
(Gain) loss on disposal of property, net	(3,366)	1,257	(7,517)	(30,421)
Adjustments related to unconsolidated joint ventures	661	(604)	842	72
Nareit FFO attributable to stockholders and OP unit holders	$70,586	$49,402	$280,747	$211,202

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$70,586	$49,402	$280,747	$211,202
Adjustments:
Depreciation and amortization of corporate assets	950	1,019	3,653	3,869
Change in fair value of earn-out liability	—	7,436	1,809	30,436
Transaction and acquisition expenses	2,731	2,513	10,551	5,363
Loss on extinguishment or modification of debt and other, net	—	808	1,025	3,592
Amortization of unconsolidated joint venture basis differences	—	262	220	1,167
Realized performance income(1)	—	(675)	(2,742)	(675)
Core FFO	$74,267	$60,765	$295,263	$254,954

ADJUSTED FFO
Core FFO	$74,267	$60,765	$295,263	$254,954
Adjustments:
Straight-line rent and above- and below-market leases	(4,377)	(3,492)	(16,625)	(13,008)
Non-cash debt adjustments	1,529	1,548	5,884	6,260
Capital expenditures and leasing commissions(2)	(13,512)	(21,162)	(56,482)	(52,009)
Non-cash share-based compensation expense	2,488	5,826	9,228	13,530
Adjustments related to unconsolidated joint ventures	(146)	(236)	(613)	(783)
Adjusted FFO	$60,249	$43,249	$236,655	$208,944

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS AND CORE FFO PER DILUTED SHARE
Weighted-average shares of common stock outstanding - diluted(3)	131,781	128,139	130,332	116,672
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.54	$0.39	$2.15	$1.81
Core FFO per share - diluted	$0.56	$0.47	$2.27	$2.19
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.
(2)Excludes development and redevelopment projects.
(3)Restricted stock awards were anti-dilutive during the three months ended December 31, 2021 due to the GAAP net loss, and, accordingly, their impact was excluded from the weighted-average shares of common stock used in the respective per share calculations.

Phillips Edison & Company	16

Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income (loss)	$15,703	$12,173	$15,255	$11,398	$(5,836)
Adjustments:
Depreciation and amortization of real estate assets	57,266	59,136	59,849	56,320	54,585
Impairment of real estate assets	322	—	—	—	—
(Gain) loss on disposal of property, net	(3,366)	10	(2,793)	(1,368)	1,257
Adjustments related to unconsolidated joint ventures	661	662	(1,186)	705	(604)
Nareit FFO attributable to stockholders and OP unit holders	$70,586	$71,981	$71,125	$67,055	$49,402

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$70,586	$71,981	$71,125	$67,055	$49,402
Adjustments:
Depreciation and amortization of corporate assets	950	877	920	906	1,019
Change in fair value of earn-out liability	—	—	—	1,809	7,436
Transaction and acquisition expenses	2,731	3,740	2,035	2,045	2,513
(Gain) loss on extinguishment or modification of debt and other, net	—	(4)	129	900	808
Amortization of unconsolidated joint venture basis differences	—	1	175	44	262
Realized performance income(1)	—	—	(2,546)	(196)	(675)
Core FFO	$74,267	$76,595	$71,838	$72,563	$60,765

ADJUSTED FFO
Core FFO	$74,267	$76,595	$71,838	$72,563	$60,765
Adjustments:
Straight-line rent and above- and below-market leases	(4,377)	(5,022)	(4,406)	(2,820)	(3,492)
Non-cash debt adjustments	1,529	1,524	1,443	1,388	1,548
Capital expenditures and leasing commissions (2)	(13,512)	(17,296)	(11,898)	(13,776)	(21,162)
Non-cash share-based compensation expense	2,488	2,502	2,005	2,233	5,826
Adjustments related to unconsolidated joint ventures	(146)	(236)	(139)	(92)	(236)
Adjusted FFO	$60,249	$58,067	$58,843	$59,496	$43,249

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS AND CORE FFO PER DILUTED SHARE
Weighted-average shares of common stock outstanding - diluted(3)	131,781	131,593	129,117	128,503	128,139
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.54	$0.55	$0.55	$0.52	$0.39
Core FFO per share - diluted	$0.56	$0.58	$0.56	$0.56	$0.47
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.
(2)Excludes development and redevelopment projects.
(3)Restricted stock awards were anti-dilutive during the three months ended December 31, 2021 due to the GAAP net loss, and, accordingly, their impact was excluded from the weighted-average shares of common stock used in the respective per share calculations.

Phillips Edison & Company	17

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

CALCULATION OF EBITDAre
Net income (loss)	$15,703	$(5,836)	$54,529	$17,233
Adjustments:
Depreciation and amortization	58,216	55,604	236,224	221,433
Interest expense, net	18,301	18,606	71,196	76,371
(Gain) loss on disposal of property, net	(3,366)	1,257	(7,517)	(30,421)
Impairment of real estate assets	322	—	322	6,754
Federal, state, and local tax expense (income)	433	(169)	806	327
Adjustments related to unconsolidated joint ventures	926	(273)	1,987	1,431
EBITDAre	$90,535	$69,189	$357,547	$293,128

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$90,535	$69,189	$357,547	$293,128
Adjustments:
Change in fair value of earn-out liability	—	7,436	1,809	30,436
Transaction and acquisition expenses	2,731	2,513	10,551	5,363
Amortization of unconsolidated joint venture basis differences	—	262	220	1,167
Realized performance income(1)	—	(675)	(2,742)	(675)
Adjusted EBITDAre	$93,266	$78,725	$367,385	$329,419
(1) Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.

Phillips Edison & Company	18

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

CALCULATION OF EBITDAre
Net income (loss)	$15,703	$12,173	$15,255	$11,398	$(5,836)
Adjustments:
Depreciation and amortization	58,216	60,013	60,769	57,226	55,604
Interest expense, net	18,301	17,569	17,127	18,199	18,606
(Gain) loss on disposal of property, net	(3,366)	10	(2,793)	(1,368)	1,257
Impairment of real estate assets	322	—	—	—	—
Federal, state, and local tax expense (income)	433	179	97	97	(169)
Adjustments related to unconsolidated joint ventures	926	927	(885)	1,019	(273)
EBITDAre	$90,535	$90,871	$89,570	$86,571	$69,189

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$90,535	$90,871	$89,570	$86,571	$69,189
Adjustments:
Change in fair value of earn-out liability	—	—	—	1,809	7,436
Transaction and acquisition expenses	2,731	3,740	2,035	2,045	2,513
Amortization of unconsolidated joint venture basis differences	—	1	175	44	262
Realized performance income(1)	—	—	(2,546)	(196)	(675)
Adjusted EBITDAre	$93,266	$94,612	$89,234	$90,273	$78,725
(1) Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.

Phillips Edison & Company	19

Same-Center Net Operating Income Unaudited, in thousands

	Three Months Ended December 31,		Favorable (Unfavorable) %	Year Ended December 31,		Favorable (Unfavorable) %
	2022	2021		2022	2021
SAME-CENTER NOI(1)
Revenues:
Rental income(2)	$95,901	$91,491		$378,971	$360,093
Tenant recovery income	30,094	29,693		120,141	115,848
Reserves for uncollectibility(3)	(1,134)	546		(1,528)	1,820
Other property income	872	1,032		2,630	2,764
Total revenues	125,733	122,762	2.4%	500,214	480,525	4.1%
Operating expenses:
Property operating expenses	20,334	19,323		76,792	72,023
Real estate taxes	14,426	14,934		62,179	62,818
Total operating expenses	34,760	34,257	(1.5)%	138,971	134,841	(3.1)%
Total Same-Center NOI	$90,973	$88,505	2.8%	$361,243	$345,684	4.5%

Same-Center NOI margin	72.4%	72.1%		72.2%	71.9%

(1)Same-Center NOI represents the NOI for the 254 properties that were wholly-owned and operational for the entire portion of all comparable reporting periods.
(2)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(3)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or we deem it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
SAME-CENTER NOI RECONCILIATION TO NET INCOME (LOSS)
Net income (loss)	$15,703	$(5,836)	$54,529	$17,233
Adjusted to exclude:
Fees and management income	(2,218)	(3,240)	(11,541)	(10,335)
Straight-line rental income(1)	(3,205)	(2,536)	(12,265)	(9,404)
Net amortization of above- and below-market leases	(1,163)	(948)	(4,324)	(3,581)
Lease buyout income	(52)	(347)	(2,414)	(3,485)
General and administrative expenses	11,484	15,915	45,235	48,820
Depreciation and amortization	58,216	55,604	236,224	221,433
Impairment of real estate assets	322	—	322	6,754
Interest expense, net	18,301	18,606	71,196	76,371
(Gain) loss on disposal of property, net	(3,366)	1,257	(7,517)	(30,421)
Other expense, net	2,422	8,766	12,160	34,361
Property operating (income) expenses related to fees and management income	(15)	1,244	3,046	4,855
NOI for real estate investments	96,429	88,485	384,651	352,601
Less: Non-same-center NOI(2)	(5,456)	20	(23,408)	(6,917)
Total Same-Center NOI	$90,973	$88,505	$361,243	$345,684
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Phillips Edison & Company	20

Joint Venture Portfolio and Financial Summary Unaudited, dollars and square feet in thousands

JOINT VENTURE PORTFOLIO SUMMARY

		As of December 31, 2022
Joint Venture	Investment Partner	Ownership Percentage	Number of Shopping Centers	ABR	GLA
Grocery Retail Partners I LLC ("GRP I")	The Northwestern Mutual Life Insurance Company	14%	20	$30,542	2,209

JOINT VENTURE FINANCIAL SUMMARY

	As of December 31, 2022
	GRP I		NRP(1)
Total assets	$376,489		$1,158
Gross debt	174,026		—
Pro rata share of debt		24,358		—

	Three Months Ended December 31, 2022		Year Ended December 31, 2022
	GRP I	NRP(1)	GRP I	NRP(1)
Pro rata share of Nareit FFO(2)(3)	$723	$13	$2,790	$(452)
Pro rata share of NOI(2)	1,020	13	4,037	208
(1)During the second quarter of 2022, the final property in the NRP joint venture was sold, and the outstanding debt balance was repaid. PECO's ownership percentage of the joint venture is 20%.
(2)PECO's shares of our unconsolidated joint ventures' Nareit FFO and NOI results are all calculated based upon the respective ownership percentages presented in Joint Venture Portfolio Summary table above.
(3)Results for NRP for the year ended December 31, 2022 include $2.7 million of performance fees paid to PECO related to the achievement of certain performance targets in the NRP joint venture.

Phillips Edison & Company	21

Supplemental Balance Sheets Detail Unaudited, in thousands

	As of December 31,
	2022	2021

OTHER ASSETS, NET
Deferred leasing commissions and costs	$49,687	$44,968
Deferred financing expenses(1)	8,984	4,898
Office equipment, capital lease assets, and other	23,051	24,823
Corporate intangible assets	6,692	6,706
Total depreciable and amortizable assets	88,414	81,395
Accumulated depreciation and amortization	(47,483)	(41,236)
Net depreciable and amortizable assets	40,931	40,159
Accounts receivable, net(2)	37,274	36,762
Accounts receivable - affiliates	513	711
Deferred rent receivable, net(3)	52,141	40,212
Derivative assets	25,853	—
Prepaid expenses and other	14,575	11,655
Investment in third parties	9,800	3,000
Investment in marketable securities	7,792	5,551
Total other assets, net(4)	$188,879	$138,050

ACCOUNTS PAYABLE AND OTHER LIABILITIES
Accounts payable trade and other accruals	$34,431	$30,434
Accrued real estate taxes	30,979	22,833
Security deposits	14,170	12,667
Distribution accrual	1,048	1,548
Accrued compensation	14,210	16,331
Accrued interest	8,192	6,969
Capital expenditure accrual	9,834	6,443
Accrued income taxes and deferred tax liabilities, net	321	4
Total accounts payable and other liabilities(4)	$113,185	$97,229
(1)Deferred financing expenses per the above table are related to our revolving credit facility, and as such we have elected to classify them as an asset rather than as a contra-liability.
(2)Net of $3.0 million and $3.5 million of general reserves for uncollectible amounts as of December 31, 2022 and 2021, respectively. Receivables that were removed for Neighbors considered to be non-creditworthy were $6.2 million and $9.2 million as of December 31, 2022 and 2021, respectively.
(3)Net of $4.2 million and $4.7 million of receivables removed as of December 31, 2022 and 2021, respectively, related to straight-line rent for Neighbors previously or currently considered to be non-creditworthy.
(4)Excluding amounts related to assets and liabilities held for sale as of December 31, 2022 and 2021.

Phillips Edison & Company	22

Supplemental Statements of Operations Detail Unaudited, in thousands

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

REVENUES
Rental income(1)	$105,193	$96,713	$411,820	$379,073
Recovery income(1)	33,620	31,726	132,361	122,671
Straight-line rent amortization	3,051	2,378	11,668	9,005
Amortization of lease assets	1,153	937	4,266	3,539
Lease buyout income	52	347	2,414	3,485
Adjustments for collectibility(2)(3)	(1,366)	610	(1,991)	1,722
Fees and management income	2,218	3,240	11,541	10,335
Other property income	1,118	1,110	3,293	3,016
Total revenues	$145,039	$137,061	$575,372	$532,846
(1)Includes income related to lease payments before assessing for collectibility.
(2)Includes revenue adjustments for non-creditworthy Neighbors.
(3)Contains general reserves but excludes reserves for straight-line rent amortization; includes recovery of previous revenue reserved.

INTEREST EXPENSE, NET
Interest on unsecured term loans and senior notes, net	$11,055	$9,988	$40,975	$40,107
Interest on secured debt	5,010	5,969	20,768	25,044
Interest on revolving credit facility, net	858	198	2,069	870
Non-cash amortization and other(1)	1,378	1,643	6,359	6,758
Loss on extinguishment or modification of debt and other, net(2)	—	808	1,025	3,592
Total interest expense, net	$18,301	$18,606	$71,196	$76,371
(1)Amortization of debt-related items includes items such as deferred financing expenses, assumed market debt, and derivative adjustments, net.
(2)Includes defeasance fees related to early repayments of debt.

OTHER EXPENSE, NET
Change in fair value of earn-out liability	$—	$(7,436)	$(1,809)	$(30,436)
Equity in net income of unconsolidated joint ventures	77	948	1,280	1,695
Transaction and acquisition expenses	(2,731)	(2,513)	(10,551)	(5,363)
Federal, state, and local income tax (expense) income	(433)	169	(806)	(327)
Other	665	66	(274)	70
Total other expense, net	$(2,422)	$(8,766)	$(12,160)	$(34,361)

Phillips Edison & Company	23

Capital Expenditures Unaudited, in thousands

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

CAPITAL EXPENDITURES FOR REAL ESTATE(1)
Capital improvements	$5,402	$9,962	$17,828	$15,862
Tenant improvements	5,498	7,135	24,194	23,485
Redevelopment and development	16,228	7,267	53,671	31,579
Total capital expenditures for real estate	$27,128	$24,364	$95,693	$70,926
Corporate asset capital expenditures	535	765	3,292	2,194
Capitalized indirect costs(2)	404	591	3,430	1,915
Total capital spending activity	$28,067	$25,720	$102,415	$75,035

Cash paid for leasing commissions	$2,381	$2,948	$8,199	$11,302
(1)Includes landlord work and is net of insurance proceeds for property damage claims.
(2)Amount includes internal salaries and related benefits of personnel who work directly on capital projects as well as capitalized interest expense.

Phillips Edison & Company	24

Active Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield

GROUND UP EXPANSION DEVELOPMENT
New Prague Commons	New Prague, MN	Construction of a 5K SF inline expansion 75% leased with Edward Jones and New Prague Tobacco	Q1 2023	$1,148	$328	$1,476
Rivermont Station	Alpharetta, GA	Construction of a 4K SF multi-tenant outparcel 100% leased with Jersey Mikes, Chipotle	Q2 2023	2,033	184	2,217
Cinco Ranch at Market Center	Katy, TX	Construction of a 7K SF multi-tenant outparcel 100% leased with Chipotle, Floyd's 99 Barbershop, Cup Bop, Handel's Ice Cream	Q2 2023	3,625	662	4,288
Shaw's Plaza Raynham	Raynham, MA	Outparcel ground lease 100% leased with Popeyes	Q2 2023	725	58	782
Atwater Marketplace	Atwater, CA	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks	Q2 2023	1,233	728	1,960
Northstar Marketplace	Ramsey, MN	Construction of a 7K SF multi-tenant outparcel	Q3 2023	1,441	1,693	3,134
Oak Mill Plaza	Niles, IL	Construction of a 5K SF multi-tenant outparcel 74% leased with Starbucks, Buffalo Wild Wings Go	Q3 2023	1,753	1,655	3,408

Total				$11,958	$5,308	$17,265	7%-10%

Phillips Edison & Company	25

Active Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield
REDEVELOPMENT
Lake Washington Crossing	Melbourne, FL	Demolish and rebuild Publix	Q2 2023	$6,799	$—	$6,799
Rockledge Square	Rockledge, FL	Demolish and rebuild Publix	Q2 2023	5,087	1,254	6,341
Commerce Square	Brownwood, TX	Remerchandise former Beall's with TJ Maxx	Q2 2023	311	1,745	2,056
Loganville Town Center	Loganville, GA	Purchase and repositioning of single tenant outparcel into multi-tenant. 100% leased with First Watch, Sage Dental	Q2 2023	1,949	1,472	3,421
Lafayette Square	Lafayette, IN	Remerchandise former Needlers with Dollar Tree Family Dollar	Q2 2023	97	1,180	1,277
The Oaks	Hudson, FL	Multi-phase repositioning project with EOS Fitness, Ross, Five Below	Q3 2023	611	10,676	11,287
Shoregate Town Center	Willowick, OH	Remerchandise former Pat Catans with Goodwill	Q3 2023	177	1,670	1,847
Total				$15,031	$17,997	$33,028	9%-15%

All In-Process Projects Total				$26,989	$23,305	$50,293	9%-11%

2022 COMPLETED PROJECTS	17					$37,288	13%

(1)The timing of our projects and the targeted stabilization quarter may be impacted by factors outside of our control.

Phillips Edison & Company	26

Capitalization and Debt Ratios Unaudited, in thousands (excluding per share amounts and leverage ratios)

	December 31,
	2022	2021

EQUITY CAPITALIZATION
Common stock outstanding	117,126	19,550
Class B common stock outstanding	—	93,665
OP units outstanding	14,099	13,389
Total shares and units outstanding	131,225	126,604
Share price	$31.84	$33.04
Total equity market capitalization	$4,178,204	$4,182,996

DEBT
Debt obligations, net	$1,896,594	$1,891,722
Add: Discount on notes payable	7,001	7,680
Add: Market debt adjustments, net	1,226	1,530
Add: Deferred financing expenses, net	7,963	13,150
Total debt - gross	1,912,784	1,914,082
Less: Cash and cash equivalents	5,478	92,585
Total net debt - consolidated	1,907,306	1,821,497
Add: Prorated share from unconsolidated joint ventures	24,096	26,898
Total net debt	$1,931,402	$1,848,395

ENTERPRISE VALUE
Total net debt	$1,931,402	$1,848,395
Total equity market capitalization	4,178,204	4,182,996
Total enterprise value	$6,109,606	$6,031,391

FINANCIAL LEVERAGE RATIOS
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,931,402	$1,848,395
Adjusted EBITDAre - annualized(1)	367,385	329,419
Net debt to Adjusted EBITDAre - annualized	5.3x	5.6x

Net debt to total enterprise value:
Net debt	$1,931,402	$1,848,395
Total enterprise value	6,109,606	6,031,391
Net debt to total enterprise value	31.6%	30.6%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

Phillips Edison & Company	27

Summary of Outstanding Debt Unaudited, dollars in thousands

	Outstanding Balance	Contractual Interest Rate	Maturity Date	Percent of Total Indebtedness

SECURED DEBT
Individual property mortgages	$133,199	3.45% - 6.43%	2023 - 2031	7%
Secured pool due 2027 (15 assets)	195,000	3.52%	2027	10%
Secured pool due 2030 (16 assets)	200,000	3.35%	2030	10%
Total secured debt	$528,199			28%

UNSECURED DEBT
Revolving credit facility(1)	$79,000	SOFR + 1.14%	2026	4%
Term loan due 2024	100,000	SOFR + 1.35%	2024	5%
Term loan due 2024	200,000	SOFR + 1.35%	2024	10%
Term loan due 2024	175,000	SOFR+ 1.35%	2024	9%
Term loan due 2025(1)	240,000	SOFR + 1.29%	2025	13%
Term loan due 2026(1)	240,000	SOFR + 1.29%	2026	13%
Senior unsecured note due 2031	350,000	2.63%	2031	18%
Total unsecured debt	$1,384,000			72%

Finance leases, net	585

Total debt obligations	$1,912,784

Assumed market debt adjustments, net	$(1,226)
Discount on notes payable	(7,001)
Deferred financing expenses, net	(7,963)
Debt obligations, net	$1,896,594

	Notional Amount	Fixed SOFR

INTEREST RATE SWAPS
Interest rate swap expiring September 2023	255,000	1.30%
Interest rate swap expiring September 2024	200,000	2.19%
Interest rate swap expiring October 2024	175,000	2.17%
Interest rate swap expiring November 2025	125,000	2.94%
Total notional amount	$755,000
1)Reflects a 1 basis point reduction due to the achievement of certain sustainability metric targets for the year ended December 31, 2022

Phillips Edison & Company	28

Debt Overview and Schedule of Maturities Unaudited, dollars in thousands

	Secured Debt			Unsecured Debt
Maturity Year	Scheduled Mortgage Principal Payments	Mortgage Loans	Secured Portfolio Loans	Unsecured Term Loans	Senior Unsecured Notes	Revolving Line of Credit	Total Consolidated Debt	Pro Rata Share of JV Debt	Total Debt	Weighted-Average Interest Rate(1)
2023	$3,988	$43,290	$—	$—	$—	$—	$47,278	$—	$47,278	4.7%
2024	2,996	25,130	—	475,000	—	—	503,126	—	503,126	3.1%
2025	1,956	25,920	—	240,000	—	—	267,876	—	267,876	3.7%
2026	1,908	—	—	240,000	—	79,000	320,908	24,358	345,266	5.1%
2027	1,905	3,690	195,000	—	—	—	200,595	—	200,595	3.6%
2028	767	16,600	—	—	—	—	17,367	—	17,367	4.8%
2029	805	—	—	—	—	—	805	—	805	—%
2030	844	—	200,000	—	—	—	200,844	—	200,844	3.4%
2031	560	2,840	—	—	350,000	—	353,400	—	353,400	2.7%
Net debt market adjustments / discounts / issuance costs	—	—	—	—	—	—	(16,190)	(739)	(16,929)	N/A
Finance leases	—	—	—	—	—	—	585	—	585	N/A
Total(2)	$15,729	$117,470	$395,000	$955,000	$350,000	$79,000	$1,896,594	$23,619	$1,920,213	3.6%

			Weighted-Average
	Total Debt	Percent of Total Indebtedness	Effective Interest Rate(1)	Years to Maturity(2)
Fixed rate debt(1)	$1,633,199	84.3%	3.3%	6.6
Variable rate debt	279,000	14.4%	5.4%	2.5
Net debt premiums / issuance costs	(16,190)	N/A	N/A	N/A
Finance leases	585	N/A	N/A	N/A
Total consolidated debt	$1,896,594	98.7%	3.6%	4.4
Pro rata share of JV Debt	24,358	1.3%	3.6%	3.8
Net debt premiums / issuance costs of JV Debt	(739)	N/A	N/A	N/A
Total consolidated + JV debt	$1,920,213	100.0%	3.6%	4.4
(1)Includes the impact of $755,000 of interest rate swaps with a weighted-average SOFR swap rate of 2.0%; see detail on previous page.
(2)Excludes the impact of options to extend debt maturities.

Phillips Edison & Company	29

Debt Covenants Unaudited, dollars in thousands

UNSECURED CREDIT FACILITY AND TERM LOANS DUE 2024, 2025, AND 2026
	Covenant	December 31, 2022
LEVERAGE RATIO
Total Indebtedness		$1,923,951
Total Asset Value		$6,307,916
Leverage Ratio	=<60%	30.5%

SECURED LEVERAGE RATIO
Total Secured Indebtedness		$553,141
Total Asset Value		$6,307,916
Secured Leverage Ratio	=<35%	8.8%

FIXED CHARGE COVERAGE RATIO
Adjusted EBITDA		$346,446
Total Fixed Charges		$73,187
Fixed Charge Coverage Ratio	>1.5x	4.73x

MAXIMUM UNSECURED INDEBTEDNESS TO UNENCUMBERED ASSET VALUE
Total Unsecured Indebtedness		$1,396,663
Unencumbered Asset Value		$4,921,885
Unsecured Indebtedness to Unencumbered Asset Value	=<60%	28.4%

MINIMUM UNENCUMBERED NOI TO INTEREST EXPENSE
Unencumbered NOI		$318,616
Interest Expense for Unsecured Indebtedness		$44,314
Unencumbered NOI to Interest Expense	>=1.75x	7.19x

DIVIDEND PAYOUT RATIO
Distributions		$143,939
Funds From Operations		$298,624
Dividend Payout Ratio	<95%	48.2%

SENIOR UNSECURED NOTES DUE 2031
	Covenant	December 31, 2021
AGGREGATE DEBT TEST
Total Indebtedness		$1,924,398
Total Asset Value		$5,740,053
Aggregate Debt Test	<65%	33.5%

SECURED DEBT TEST
Total Secured Indebtedness		$528,783
Total Asset Value		$5,740,053
Secured Debt Test	<40%	9.2%

DEBT SERVICE TEST
Consolidated EBITDA		$369,499
Annual Debt Service Charge		$66,087
Debt Service Test	>1.5x	5.59x

MAINTENANCE OF TOTAL UNENCUMBERED ASSETS
Unencumbered Asset Value		$4,648,048
Total Unsecured Indebtedness		$1,395,615
MAINTENANCE OF TOTAL UNENCUMBERED ASSETS	>150%	333%

Note: Calculations are per covenant definitions as set forth in the applicable debt agreements.

Phillips Edison & Company	30

TRANSACTIONAL SUMMARY
Quarter Ended December 31, 2022

Acquisition Summary Unaudited, dollars in thousands

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Acquisition	Grocery Anchor
1/14/2022	Cascades Overlook	Sterling, VA	150,843	$60,000	91.0%	Harris Teeter
2/1/2022	Oak Meadows	Georgetown, TX	78,841	22,900	92.4%	Randall's
2/14/2022	Shoppes at Avalon	Spring Hill, FL	62,786	17,500	93.3%	Publix
5/13/2022	Centennial Lakes	Edina, MN	193,826	68,642	94.4%	Whole Foods
5/31/2022	Quartz outparcel	Raynham, MA	N/A	300	N/A	N/A
8/15/2022	Crossroads Towne Center	Las Vegas, NV	148,719	56,000	88.7%	Walmart (Shadow)
8/19/2022	Glen Lakes outparcel	Weeki Wachee, FL	N/A	1,500	N/A	N/A
9/12/2022	Glynn Place outparcel	Brunswick, GA	11,513	2,000	100.0%	N/A
10/14/2022	Centerpoint outparcel	Easley, SC	3,600	333	N/A	N/A
11/22/2022	Chinoe Center	Lexington, KY	111,781	16,490	96.0%	Kroger
12/20/2022	Sunridge Plaza	Sacramento, CA	87,815	34,850	84.9%	Raley's
Total acquisitions			849,724	$280,515

Weighted-average cap rate		6.1%

Disposition Summary Unaudited, dollars in thousands

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Disposition	Grocery Anchor
1/12/2022	Barnwell Plaza	Barnwell, SC	73,612	$1,350	N/A	N/A
3/4/2022	Melbourne Village Plaza	Melbourne, FL	127,705	11,975	95.1%	N/A
5/19/2022	Hickory Creek Wells Fargo outparcel	Denton, TX	4,500	2,450	100.0%	N/A
5/26/2022	Barclay Place	Lakeland, FL	84,899	9,300	96.2%	Save-A-Lot
6/23/2022	Hickory Creek Chase Bank outparcel	Denton, TX	4,100	3,267	100.0%	N/A
9/16/2022	Broadway Promenade Condos	Sarasota, FL	N/A	395	N/A	N/A
12/8/2022	Mountain Crossing outparcel	Buford, GA	3,488	1,350	100.0%	N/A
12/16/2022	Southgate Shopping Center	Columbus, OH	209,280	23,900	96.5%	Giant Eagle
Total dispositions			507,584	$53,987

Weighted-average cap rate		7.8%

Phillips Edison & Company	32

PORTFOLIO SUMMARY
Quarter Ended December 31, 2022

Wholly-Owned Portfolio Summary Unaudited, dollars and square feet in thousands (excluding per square foot amounts)

As of December 31, 2022

PORTFOLIO OVERVIEW:
Number of shopping centers	271
Number of states	31
Total GLA	31,093
Average shopping center GLA	115
Total ABR	$435,712
Total ABR from necessity-based goods and services(1)	71.1%
Percent of ABR from non-grocery anchors	13.9%
Percent of ABR from inline spaces	53.5%
GROCERY METRICS:
Percent of ABR from omni-channel grocery-anchored shopping centers	97.2%
Percent of ABR from grocery anchors	32.5%
Percent of occupied GLA leased to grocery Neighbors	47.1%
Grocer health ratio(2)	2.3%
Percent of ABR from centers with grocery anchors that are #1 or #2 by sales	86.0%
Average annual sales per square foot of reporting grocers	$642
LEASED OCCUPANCY AS A PERCENTAGE OF RENTABLE SQUARE FEET:
Total portfolio	97.4%
Anchor spaces	99.3%
Inline spaces	93.8%
AVERAGE REMAINING LEASE TERM (IN YEARS):(3)
Total portfolio	4.5
Grocery anchor spaces	4.7
Non-grocery anchor spaces	5.1
Inline spaces	4.0
PORTFOLIO RETENTION RATE:(4)
Total portfolio	91.7%
Anchor spaces	100.0%
Inline spaces	67.1%
AVERAGE ABR PER SQUARE FOOT:
Total portfolio	$14.39
Anchor spaces	$9.92
Inline spaces	$23.39
(1)Inclusive of our prorated portion of shopping centers owned through our unconsolidated joint venture.
(2)Based on the most recently reported sales data available.
(3)The average remaining lease term in years is as of December 31, 2022. Including future options to extend the term of the lease, the average remaining lease term in years for our total portfolio, grocery anchors, non-grocery anchors and inline spaces is 21.0, 31.7, 16.4, and 8.1, respectively.
(4)For the three months ended December 31, 2022.

Phillips Edison & Company	34

ABR by Neighbor Category Unaudited

As of December 31, 2022
NECESSITY RETAIL AND SERVICES
Grocery	32.5%
Quick service - Restaurant	10.6%
Medical	6.0%
Beauty & Hair Care	5.2%
Banks, insurance, and government services	3.8%
Dollar stores	2.3%
Pet supply	2.0%
Hardware/automotive	1.5%
Telecommunications/cell phone services	1.5%
Wine, Beer, & Liquor	1.5%
Education & Training	1.5%
Pharmacy	0.8%
Other necessity-based	1.9%
Total ABR from necessity-based goods and services	71.1%

OTHER RETAIL STORES
Soft goods(1)	13.1%
Full service - restaurant	6.8%
Fitness and lifestyle services(2)	5.4%
Other retail(3)	3.6%
Total ABR from other retail stores	28.9%
Total ABR	100.0%
(1)Includes ABR contributions of 2% from each of apparel/shoes/accessories, department stores, and home furnishings Neighbors.
(2)Includes ABR contribution of 3% from fitness Neighbors.
(3)Includes ABR contribution of 1% from entertainment Neighbors.

Phillips Edison & Company	35

Occupancy and ABR Unaudited

	Quarter Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

OCCUPANCY
Leased Basis
Anchor	99.3%	98.9%	98.7%	98.1%	98.1%
Inline	93.8%	93.6%	93.2%	92.6%	92.7%
Total leased occupancy	97.4%	97.1%	96.8%	96.2%	96.3%

Economic Basis
Anchor	98.4%	98.4%	98.1%	97.7%	97.1%
Inline	92.5%	92.7%	92.5%	92.0%	91.9%
Total economic occupancy	96.4%	96.4%	96.2%	95.7%	95.3%

ABR
Leased Basis - $
Anchor	$200,926	$198,873	$197,449	$194,456	$192,613
Inline	234,786	230,132	223,570	218,062	212,668
Total ABR	$435,712	$429,005	$421,019	$412,518	$405,281

Leased Basis - PSF
Anchor	$9.92	$9.85	$9.83	$9.78	$9.70
Inline	23.39	23.00	22.66	22.33	21.95
Total ABR PSF	$14.39	$14.21	$14.06	$13.91	$13.71

Phillips Edison & Company	36

Top 25 Neighbors by ABR Dollars and square footage amounts in thousands

			Number of Locations
	Neighbor	Banners Leased at PECO Centers	Wholly-Owned	Joint Ventures	ABR(1)	% ABR(1)	Leased SF(1)
1	Kroger	Kroger, Ralphs, Smith’s, King Soopers, Fry's Food Stores, Quality Food Centers, Harris Teeter, Pick ‘n Save, Mariano’s, Food 4 Less, Metro Market	56	6	$27,830	6.3%	3,411
2	Publix	Publix	48	9	24,125	5.5%	2,321
3	Albertsons	Albertsons, Safeway, Vons, Jewel-Osco, Shaw's Supermarket, Tom Thumb, United Supermarkets, Market Street United, Randalls	29	2	18,232	4.1%	1,709
4	Ahold Delhaize	Giant, Stop & Shop, Food Lion, Martin's	23	—	17,738	4.0%	1,249
5	Walmart	Walmart, Walmart Neighborhood Market	13	—	8,971	2.0%	1,770
6	Giant Eagle	Giant Eagle	9	1	7,362	1.7%	759
7	Sprouts Farmers Market	Sprouts Farmers Market	14	—	6,494	1.5%	421
8	TJX Companies	T.J. Maxx, HomeGoods, Marshalls, Sierra Trading	18	—	6,030	1.4%	516
9	Raley's	Raley's	5	—	4,592	1.1%	289
10	Dollar Tree	Dollar Tree, Family Dollar	32	4	3,621	0.8%	343
11	SUPERVALU	Cub Foods	5	—	3,244	0.7%	336
12	Lowe's	Lowe's	3	1	2,470	0.6%	369
13	Subway Group	Subway	62	3	2,415	0.5%	93
14	Starbucks Corporation	Starbucks	32	—	2,369	0.5%	53
15	Anytime Fitness, Inc.	Anytime Fitness	27	2	2,308	0.5%	140
16	Food 4 Less (PAQ)	Food 4 Less	2	—	2,305	0.5%	119
17	Kohl's Corporation	Kohl's	4	—	2,241	0.5%	365
18	Office Depot	Office Depot, OfficeMax	8	—	2,237	0.5%	179
19	United Parcel Service	The UPS Store	57	8	2,212	0.5%	83
20	Save Mart	Save Mart Supermarkets, FoodMaxx, Lucky Supermarkets	5	—	2,174	0.5%	258
21	Great Clips, Inc.	Great Clips	62	7	2,135	0.5%	79
22	Pet Supplies Plus	Pet Supplies Plus	18	—	2,114	0.5%	143
23	Planet Fitness	Planet Fitness	8	—	2,021	0.5%	176
24	Wells Fargo Financial	Wells Fargo Bank	13	1	1,999	0.5%	41
25	H&R Block, Inc.	H&R Block	51	2	1,989	0.5%	92
	Total		604	46	$159,228	36.2%	15,314
(1)Includes the prorated portion owned through our joint ventures.

Phillips Edison & Company	37

Neighbors by Type and Industry(1)(2) Unaudited

Leased Square Feet
by Neighbor Type
Grocery: 47.1%
National &
Regional:
35.9%
Local: 17.0%

ABR
by Neighbor Type
Grocery: 32.6%
National & Regional: 41.6%
Local: 25.8%

Leased Square Feet by Neighbor Industry

Grocery: 47.1%
Retail Stores: 24.4%
Services: 18.9%
Restaurant: 9.6%

ABR
by Neighbor Industry

Grocery: 32.6%
Retail Stores: 22.5%
Restaurant: 17.4%
Services: 27.5%

(1)We define national Neighbors as those Neighbors that operate in at least three states. Regional Neighbors are defined as those Neighbors that have at least three locations in fewer than three states.
(2)Includes the prorated portion owned through our unconsolidated joint venture.

Phillips Edison & Company	38

Properties by State(1) Dollars and square footage amounts in thousands (excluding per square foot amounts)

State	ABR	% ABR	ABR / Leased SF	GLA	% GLA	% Leased	Number of Properties
Florida	$52,878	12.0%	$14.12	3,899	12.4%	96.0%	49
California	48,079	10.9%	20.55	2,412	7.7%	97.0%	25
Georgia	37,499	8.5%	13.20	2,862	9.1%	99.2%	29
Texas	35,283	8.0%	17.03	2,108	6.7%	98.3%	18
Ohio	25,488	5.8%	10.81	2,408	7.7%	97.9%	20
Colorado	24,563	5.6%	17.80	1,408	4.5%	98.0%	12
Illinois	24,208	5.5%	15.52	1,637	5.2%	95.3%	14
Virginia	21,980	5.0%	16.80	1,363	4.3%	96.0%	13
Minnesota	17,971	4.1%	14.65	1,265	4.0%	96.9%	12
Massachusetts	16,259	3.7%	14.72	1,146	3.7%	96.4%	9
Nevada	13,124	3.0%	21.93	623	2.0%	96.0%	5
Pennsylvania	12,068	2.7%	12.27	1,001	3.2%	98.3%	6
Wisconsin	11,966	2.7%	11.40	1,061	3.4%	99.0%	9
Arizona	10,376	2.4%	14.39	736	2.3%	98.0%	6
Maryland	9,459	2.2%	20.70	467	1.5%	97.7%	4
South Carolina	9,329	2.1%	11.19	867	2.8%	96.2%	8
North Carolina	8,184	1.9%	12.49	659	2.1%	99.5%	10
Indiana	6,981	1.6%	8.71	832	2.7%	96.2%	5
Michigan	6,903	1.6%	9.58	723	2.3%	99.7%	5
Kentucky	6,511	1.5%	10.67	616	2.0%	99.1%	4
Tennessee	5,896	1.3%	8.61	692	2.2%	99.0%	4
Connecticut	5,825	1.3%	14.12	421	1.3%	98.0%	4
New Mexico	5,591	1.3%	14.52	404	1.3%	95.3%	3
Oregon	4,724	1.1%	15.48	314	1.0%	97.2%	4
Kansas	4,503	1.0%	12.21	376	1.2%	98.0%	3
New Jersey	4,152	0.9%	24.50	169	0.5%	100.0%	1
Washington	2,741	0.6%	16.16	173	0.6%	98.1%	2
Iowa	2,623	0.6%	7.67	360	1.1%	95.2%	3
Missouri	2,577	0.6%	11.91	222	0.7%	97.6%	2
New York	1,796	0.4%	11.29	163	0.5%	97.3%	1
Utah	450	0.1%	30.90	15	—%	100.0%	1
Total	$439,987	100.0%	$14.38	31,402	100.0%	97.4%	291
(1)Includes the prorated portion owned through our joint venture.

Phillips Edison & Company	39

New, Renewal, and Option Lease Summary Unaudited, dollars and square footage amounts in thousands (excluding per square foot amounts)

							Comparable Only
	Number of Leases Signed	GLA	ABR	ABR PSF(1)	Weighted-Average Lease Term (Years)	Cost of TI/TIA PSF(2)	Number of Leases	Increase in ABR PSF	Rent Spread %

TOTAL - NEW, RENEWAL, AND OPTION LEASES
Q4 2022	252	1,218	$17,566	$14.42	6.0	$13.05	190	$1.62	13.0%
Q3 2022	240	1,161	19,008	16.38	4.9	7.02	182	1.48	10.4%
Q2 2022	265	1,629	22,611	13.87	6.3	7.43	198	1.26	10.7%
Q1 2022	244	776	14,188	13.88	5.1	7.63	186	2.38	14.6%
Total	1,001	4,784	$73,375	$15.34	5.7	$8.8	756	$1.58	11.9%

NEW LEASES
Q4 2022	94	330	$5,912	$17.94	8.5	$32.64	32	$7.09	36.3%
Q3 2022	99	240	5,417	22.57	7.5	31.97	41	5.00	21.3%
Q2 2022	105	404	7,479	18.51	9.0	28.31	38	6.11	39.0%
Q1 2022	92	257	4,941	19.25	6.8	21.93	34	6.32	34.0%
Total	390	1,230	$23,750	$19.31	8.1	$28.85	145	$6.08	32.2%

RENEWAL LEASES
Q4 2022	120	480	$7,674	$16.00	5.3	$10.73	120	$1.95	13.9%
Q3 2022	104	260	6,215	23.94	4.3	1.84	104	3.21	15.5%
Q2 2022	120	263	6,185	23.56	4.2	1.16	120	2.97	14.4%
Q1 2022	128	292	6,514	22.27	3.9	0.99	128	2.85	14.7%
Total	472	1,295	$26,588	$20.53	4.5	$4.81	472	$2.62	14.6%

OPTION LEASES
Q4 2022	38	409	$3,980	$9.73	4.9	$—	38	$0.50	4.9%
Q3 2022	37	661	7,376	11.16	4.1	—	37	0.43	4.0%
Q2 2022	40	963	8,948	9.30	5.8	0.35	40	0.28	3.1%
Q1 2022	24	227	2,733	12.03	4.9	—	24	0.42	3.6%
Total	139	2,260	$23,037	$10.19	5.1	$0.15	139	$0.38	3.9%
(1)Per square foot amounts may not recalculate exactly based on other amounts presented within the table due to rounding.
(2)Excludes landlord work.

Phillips Edison & Company	40

Lease Expirations(1) Unaudited, square footage amounts in thousands

	Number of Leases	GLA Expiring	% of Leased GLA(2)	ABR PSF	% of ABR

TOTAL LEASES
MTM	71	178	0.6%	$18.69	0.8%
2023	595	2,284	7.5%	16.33	8.5%
2024	801	4,248	13.9%	13.64	13.1%
2025	754	4,586	15.0%	13.60	14.2%
2026	833	4,479	14.6%	14.90	15.1%
2027	787	4,260	13.9%	14.41	14.0%
2028	456	3,273	10.7%	13.42	10.0%
2029	212	1,751	5.7%	14.51	5.8%
2030	164	1,250	4.1%	15.65	4.4%
2031	176	1,156	3.8%	16.26	4.3%
2032	182	1,447	4.7%	13.80	4.5%
2033 +	153	1,680	5.5%	13.84	5.3%
Total leases	5,184	30,592	100.0%	$14.38	100.0%

ANCHOR LEASES
MTM	3	45	0.1%	$15.62	0.2%
2023	34	1,119	3.7%	10.50	2.7%
2024	78	2,704	8.8%	9.08	5.6%
2025	82	3,264	10.7%	9.62	7.1%
2026	78	2,893	9.5%	10.15	6.7%
2027	80	2,753	9.0%	9.18	5.7%
2028	56	2,361	7.7%	9.21	4.9%
2029	33	1,295	4.2%	11.13	3.3%
2030	23	882	2.9%	12.54	2.5%
2031	27	755	2.5%	11.57	2.0%
2032	24	1,008	3.3%	8.47	1.9%
2033 +	34	1,378	4.5%	11.19	3.5%
Anchor leases	552	20,457	66.9%	$9.92	46.1%

INLINE LEASES
MTM	68	133	0.5%	$19.72	0.6%
2023	561	1,165	3.8%	21.94	5.8%
2024	723	1,544	5.1%	21.65	7.5%
2025	672	1,322	4.3%	23.43	7.1%
2026	755	1,586	5.1%	23.56	8.4%
2027	707	1,507	4.9%	23.96	8.3%
2028	400	912	3.0%	24.31	5.1%
2029	179	456	1.5%	24.10	2.5%
2030	141	368	1.2%	23.10	1.9%
2031	149	401	1.3%	25.12	2.3%
2032	158	439	1.4%	26.03	2.6%
2033 +	119	302	1.0%	25.93	1.8%
Inline leases	4,632	10,135	33.1%	$23.39	53.9%
(1)Statistics include our wholly-owned properties and the prorated portion owned through our unconsolidated joint venture.
(2)Percentage amounts may not recalculate exactly based on other amounts presented within the table due to rounding.

Phillips Edison & Company	41

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
51st & Olive Square	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1975 / 2007	88,225	100.0%	$919	$10.42	Fry's Food Stores	N/A
Alameda Crossing	Avondale, AZ	100%	Phoenix-Mesa-Chandler, AZ	2006	141,721	100.0%	2,587	18.25	Sprouts Farmers Market	JOANN; Uptown Jungle; Big 5 Sporting Goods
Arcadia Plaza	Phoenix, AZ	100%	Phoenix-Mesa-Chandler, AZ	1980	63,637	100.0%	1,465	23.02	Sprouts Farmers Market	N/A
Broadway Plaza	Tucson, AZ	100%	Tucson, AZ	1982 / 1995	84,298	87.5%	1,261	17.09	Sprouts Farmers Market	N/A
Southern Palms	Tempe, AZ	100%	Phoenix-Mesa-Chandler, AZ	1982	257,739	99.2%	3,310	12.94	Sprouts Farmers Market	Goodwill; Southwest Institute of Healing Arts; Habitat for Humanity ReStore; Planet Fitness; AutoZone
Sunburst Plaza	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1970	100,437	97.5%	834	8.52	Fry's Food Stores	Retail Mayhem
Atwater Marketplace(1)	Atwater, CA	100%	N/A	N/A	0	—%	—	—	N/A	N/A
Boronda Plaza	Salinas, CA	100%	Salinas, CA	2003 / 2006	93,071	98.7%	2,262	24.62	Food 4 Less	N/A
Broadway Pavilion	Santa Maria, CA	100%	Santa Maria-Santa Barbara, CA	1987	142,944	98.7%	2,252	15.96	Food Maxx	Idler's Home; Party City
Central Valley Marketplace	Ceres, CA	100%	Modesto, CA	2005	82,397	100.0%	1,810	21.97	Food 4 Less	N/A
Commonwealth Square	Folsom, CA	100%	Sacramento-Roseville-Folsom, CA	1987	141,310	97.3%	2,131	15.50	Raley's	N/A
Contra Loma Plaza	Antioch, CA	100%	San Francisco-Oakland-Berkeley, CA	1989	74,616	93.5%	797	11.43	Lucky Supermarkets	N/A
Del Paso Marketplace	Sacramento, CA	100%	Sacramento-Roseville-Folsom, CA	2006	59,796	100.0%	1,522	25.45	Sprouts Farmers Market	N/A
Driftwood Village	Ontario, CA	100%	Riverside-San Bernardino-Ontario, CA	1985	95,421	100.0%	1,824	19.12	Food 4 Less	N/A
Herndon Place	Fresno, CA	100%	Fresno, CA	2005	95,370	100.0%	1,674	17.55	Save Mart Supermarkets	N/A
Laguna 99 Plaza	Elk Grove, CA	100%	Sacramento-Roseville-Folsom, CA	1992	89,188	100.0%	1,844	20.68	Walmart Neighborhood Market	California Backyard
North Point Landing	Modesto, CA	100%	Modesto, CA	1964 / 2008	152,769	93.0%	2,174	15.30	Walmart	N/A
Quartz Hill Towne Centre	Lancaster, CA	100%	Los Angeles-Long Beach-Anaheim, CA	1991 / 2012	110,306	100.0%	2,079	18.85	Vons	CVS
Red Maple Village	Tracy, CA	100%	Stockton, CA	2009	97,591	100.0%	2,586	26.50	Raley's	N/A
Riverlakes Village	Bakersfield, CA	100%	Bakersfield, CA	1997	94,012	98.6%	1,965	21.19	Vons	N/A

Phillips Edison & Company	42

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Rocky Ridge Town Center	Roseville, CA	100%	Sacramento-Roseville-Folsom, CA	1996	93,337	100.0%	$2,820	$30.21	Sprouts Farmers Market	BevMo!
Shasta Crossroads	Redding, CA	100%	Redding, CA	1989 / 2016	121,256	80.7%	1,833	18.74	Food Maxx	N/A
Sierra Del Oro Towne Centre	Corona, CA	100%	Riverside-San Bernardino-Ontario, CA	1991	110,627	100.0%	2,193	19.82	Ralphs	Dollar Tree
Sierra Vista Plaza	Murrieta, CA	100%	Riverside-San Bernardino-Ontario, CA	1991	80,259	93.1%	1,882	25.20	Stater Bros Markets (shadow)	CVS
Sterling Pointe Center	Lincoln, CA	100%	Sacramento-Roseville-Folsom, CA	2004	136,020	100.0%	3,010	22.13	Raley's	N/A
Sunridge Plaza	Rancho Cordova, CA	100%	Sacramento-Roseville-Folsom, CA	2017	87,815	95.0%	2,351	30.98	Raley's	N/A
Town & Country Village	Sacramento, CA	100%	Sacramento-Roseville-Folsom, CA	1950 / 2004	216,192	96.4%	4,033	19.35	Sprouts Farmers Market; Trader Joe's	Ross Dress for Less; T.J.Maxx; Bed Bath & Beyond; Royal Flooring; Ulta
Village One Plaza	Modesto, CA	100%	Modesto, CA	2007	105,658	100.0%	2,496	23.62	Raley's	N/A
Vineyard Center	Templeton, CA	100%	San Luis Obispo-Paso Robles, CA	2007	21,117	100.0%	670	31.73	Trader Joe's	N/A
West Acres Shopping Center	Fresno, CA	100%	Fresno, CA	1990	83,414	100.0%	933	11.19	Food Maxx	N/A
Windmill Marketplace	Clovis, CA	100%	Fresno, CA	2001	27,486	100.0%	937	34.09	Save Mart (shadow)	N/A
Arapahoe Marketplace	Greenwood Village, CO	100%	Denver-Aurora-Lakewood, CO	1977 / 1989	191,761	99.0%	4,319	22.75	Sprouts Farmers Market	The Tile Shop; Molly's Spirits; Crunch Fitness; Office Depot
Broadlands Marketplace	Broomfield, CO	100%	Denver-Aurora-Lakewood, CO	2002	103,883	100.0%	1,369	13.18	Safeway	N/A
Fairfield Commons	Lakewood, CO	100%	Denver-Aurora-Lakewood, CO	1985	143,276	100.0%	2,797	19.52	Sprouts Farmers Market	T.J.Maxx; Planet Fitness; Aaron's
Foxridge Plaza	Centennial, CO	100%	Denver-Aurora-Lakewood, CO	1983	53,988	94.7%	1,216	23.78	Kings Soopers (shadow)	N/A
Golden Town Center	Golden, CO	100%	Denver-Aurora-Lakewood, CO	1993 / 2003	117,882	100.0%	1,842	15.63	King Soopers	N/A
Kipling Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	1983 / 2009	90,124	100.0%	1,323	14.68	Safeway	N/A
Meadows on the Parkway	Boulder, CO	100%	Boulder, CO	1989	212,985	93.6%	3,716	18.64	Safeway	Walgreens; Dollar Tree; Regus
Nor'Wood Shopping Center	Colorado Springs, CO	100%	Colorado Springs, CO	2003	73,082	100.0%	1,140	15.60	Safeway	N/A
Roxborough Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	2005	101,622	93.6%	1,404	14.75	Safeway	N/A

Phillips Edison & Company	43

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Thompson Valley Towne Center	Loveland, CO	100%	Fort Collins, CO	1999	125,122	97.9%	$2,235	$18.24	King Soopers	Thompson Valley Liquor
Westwoods Shopping Center	Arvada, CO	100%	Denver-Aurora-Lakewood, CO	2003	90,855	100.0%	1,405	15.46	King Soopers	N/A
Wheat Ridge Marketplace	Wheat Ridge, CO	100%	Denver-Aurora-Lakewood, CO	1996	103,438	99.0%	1,796	17.53	Safeway	N/A
Everybody's Plaza	Cheshire, CT	100%	New Haven-Milford, CT	1960 / 2005	49,975	100.0%	958	19.17	Big Y	N/A
Montville Commons	Montville, CT	100%	Norwich-New London, CT	2007	116,916	98.3%	1,797	15.64	Stop & Shop	N/A
Stop & Shop Plaza	Enfield, CT	100%	Hartford-East Hartford-Middletown, CT	1988 / 1998	124,218	100.0%	2,002	16.12	Stop & Shop	N/A
Willimantic Plaza	Willimantic, CT	100%	Worcester, MA-CT	1968 / 1990	129,781	95.2%	1,067	8.63	BJ's Wholesale Club	N/A
Alico Commons	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2009	100,734	96.3%	1,648	16.99	Publix	Non Stop Fitness
Bloomingdale Hills	Riverview, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002 / 2012	78,442	100.0%	768	9.79	Walmart Neighborhood Market	N/A
Breakfast Point Marketplace	Panama City Beach, FL	100%	Panama City, FL	2009 / 2010	97,938	100.0%	1,487	15.18	Publix	Office Depot
Broadway Promenade	Sarasota, FL	100%	North Port-Sarasota-Bradenton, FL	2007	49,271	80.0%	747	18.94	Publix	N/A
ChampionsGate Village	Davenport, FL	100%	Orlando-Kissimmee-Sanford, FL	2001	62,699	100.0%	1,001	15.97	Publix	N/A
Cocoa Commons	Cocoa, FL	100%	Palm Bay-Melbourne-Titusville, FL	1986	90,116	98.2%	1,211	13.69	Publix	N/A
Colonial Promenade	Winter Haven, FL	100%	Lakeland-Winter Haven, FL	1986 / 2008	280,228	99.4%	2,512	9.01	Walmart	N/A
Coquina Plaza	Southwest Ranches, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1998	91,120	97.3%	1,750	19.75	Publix	N/A
Crosscreek Village	St. Cloud, FL	100%	Orlando-Kissimmee-Sanford, FL	2008	69,660	100.0%	1,102	15.82	Publix	N/A
Crystal Beach Plaza	Palm Harbor, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2010	59,015	97.8%	1,034	17.92	Publix	N/A
Deerwood Lake Commons	Jacksonville, FL	14%	Jacksonville, FL	2003	67,528	97.9%	1,151	17.41	Publix	N/A
French Golden Gate	Bartow, FL	100%	Lakeland-Winter Haven, FL	1960 / 2011	140,379	98.9%	1,794	12.92	Publix	Bealls Outlet; Walgreens
Golden Eagle Village	Clermont, FL	100%	Orlando-Kissimmee-Sanford, FL	2011	64,051	100.0%	1,056	16.49	Publix	N/A

Phillips Edison & Company	44

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Goolsby Pointe	Riverview, FL	14%	Tampa-St. Petersburg-Clearwater, FL	2000	75,525	100.0%	$1,200	$15.89	Publix	N/A
Harbour Village	Jacksonville, FL	100%	Jacksonville, FL	2006	113,069	100.0%	2,051	18.14	The Fresh Market	Crunch Fitness; Lionshare Cowork
Heath Brook Commons	Ocala, FL	100%	Ocala, FL	2002	79,590	100.0%	1,064	13.37	Publix	N/A
Heron Creek Towne Center	North Port, FL	100%	North Port-Sarasota-Bradenton, FL	2001	64,664	100.0%	883	13.66	Publix	N/A
Island Walk Shopping Center	Fernandina Beach, FL	100%	Jacksonville, FL	1987 / 2012	213,656	91.0%	2,008	10.33	Publix	Bealls; Bealls Outlet/Home Centric; Staples
Kings Crossing	Sun City Center, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000 / 2018	75,020	100.0%	1,229	16.38	Publix	N/A
Lake Washington Crossing	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1987 / 2012	114,320	95.2%	1,532	14.08	Publix	BPC Plasma
Lakewood Plaza	Spring Hill, FL	14%	Tampa-St. Petersburg-Clearwater, FL	1993 / 1997	106,999	95.0%	1,393	13.71	Publix	JOANN
Lutz Lake Crossing	Lutz, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002	64,986	100.0%	950	14.62	Publix	N/A
MetroWest Village	Orlando, FL	100%	Orlando-Kissimmee-Sanford, FL	1990	106,857	96.0%	1,746	17.02	Publix	N/A
Oakhurst Plaza	Seminole, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1974 / 2001	51,502	91.1%	568	12.10	Publix	N/A
Ocean Breeze Plaza	Ocean Breeze, FL	100%	Port St. Lucie, FL	1993 / 2010	96,192	90.9%	1,485	16.98	Publix	Just Believe Recovery Center
Orange Grove Shopping Center	North Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	1999	68,865	100.0%	854	12.40	Publix	N/A
Ormond Beach Mall	Ormond Beach, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1967 / 2010	101,552	95.7%	1,288	13.26	Publix	Bealls Outlet; Dollar Floor; Dollar Tree
Park Place Plaza	Port Orange, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1984	87,056	95.7%	1,012	12.15	N/A	Bealls
Parsons Village	Seffner, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1983 / 1994	78,041	100.0%	997	12.78	Winn-Dixie (shadow)	City Buffet; Family Dollar
Publix at Northridge	Sarasota, FL	14%	North Port-Sarasota-Bradenton, FL	2003	65,320	96.4%	1,198	19.02	Publix	N/A
Publix at Seven Hills	Spring Hill, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1991 / 2006	72,590	100.0%	948	13.06	Publix	N/A

Phillips Edison & Company	45

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Publix at St. Cloud	St. Cloud, FL	14%	Orlando-Kissimmee-Sanford, FL	2003	78,779	94.9%	$1,123	$15.03	Publix	N/A
Rockledge Square	Rockledge, FL	100%	Palm Bay-Melbourne-Titusville, FL	1985	78,879	100.0%	1,304	16.53	Publix	Health First Medical Group
Sanibel Beach Place	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2003	74,286	96.2%	919	12.86	Publix	N/A
Shoppes at Avalon	Spring Hill, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2009	62,786	100.0%	992	15.80	Publix	N/A
Shoppes at Glen Lakes	Weeki Wachee, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2008	66,601	100.0%	973	14.61	Publix	N/A
Shoppes of Lake Village	Leesburg, FL	100%	Orlando-Kissimmee-Sanford, FL	1987 / 1998	132,927	88.9%	1,701	14.40	Publix	Sproutfitters
Shoppes of Paradise Lakes	Miami, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1999	83,597	98.6%	1,359	16.49	Publix	N/A
South Oaks Shopping Center	Live Oak, FL	100%	N/A	1976 / 2000	102,816	88.8%	659	7.22	N/A	Big Lots; Bealls Outlet; Farmers Home Furniture
St. Charles Plaza	Davenport, FL	100%	Lakeland-Winter Haven, FL	2007	65,000	100.0%	1,059	16.29	Publix	N/A
St. Johns Plaza	Titusville, FL	14%	Palm Bay-Melbourne-Titusville, FL	1985	115,112	98.8%	1,263	11.11	Publix	Skate Now; Floor Factory; Dollar Tree
The Oaks	Hudson, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1981	176,145	74.5%	1,584	12.06	Save-A-Lot	EoS Fitness; Ross Dress for Less; Five Below; Dollar Tree
Towne Centre at Wesley Chapel	Wesley Chapel, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000	69,425	100.0%	1,008	14.52	Winn-Dixie	N/A
Valrico Commons	Valrico, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1986 / 2011	137,316	100.0%	2,211	16.10	Publix	Ross Dress for Less; Five Below
Vineyard Shopping Center	Tallahassee, FL	100%	Tallahassee, FL	2002	62,821	100.0%	750	11.94	Publix	N/A
West Creek Commons	Coconut Creek, FL	14%	Miami-Fort Lauderdale-Pompano Beach, FL	2003	58,537	95.8%	851	15.17	Publix	N/A
West Creek Plaza	Coconut Creek, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	2006 / 2013	37,616	95.2%	996	27.81	Publix (shadow)	N/A
Windover Square	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1984 / 2010	81,516	98.3%	1,223	15.27	Publix	Dollar Tree

Phillips Edison & Company	46

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Winter Springs Town Center	Winter Springs, FL	14%	Orlando-Kissimmee-Sanford, FL	2002	117,970	94.8%	$1,925	$17.21	Publix	The Zoo Health Club
Bartow Marketplace	Cartersville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	375,067	100.0%	2,778	7.41	Walmart	Lowe's
Bethany Village	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2001	81,674	96.1%	1,082	13.79	Publix	N/A
Butler Creek	Acworth, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1989	101,597	100.0%	1,477	14.54	Kroger	N/A
Dean Taylor Crossing	Suwanee, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2000	92,318	100.0%	1,250	13.54	Kroger	N/A
Evans Towne Centre	Evans, GA	100%	Augusta-Richmond County, GA-SC	1995	75,668	96.8%	1,003	13.69	Publix	N/A
Everson Pointe	Snellville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1999	81,428	98.3%	1,062	13.27	Kroger	N/A
Fairview Oaks	Ellenwood, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	77,052	100.0%	1,046	13.58	Kroger	N/A
Flynn Crossing	Alpharetta, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2004	95,002	98.5%	1,808	19.32	Publix	N/A
Grassland Crossing	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	90,906	100.0%	1,011	11.12	Kroger	N/A
Grayson Village	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002	87,155	100.0%	1,246	14.30	Publix	N/A
Hamilton Mill Village	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	88,710	100.0%	1,345	15.16	Publix	N/A
Hamilton Ridge	Buford, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002	90,996	100.0%	1,279	14.06	Kroger	N/A
Hickory Flat Commons	Canton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2008	113,995	100.0%	1,486	13.04	Kroger	N/A
Loganville Town Center	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	85,078	98.2%	1,313	15.71	Publix	N/A
Mableton Crossing	Mableton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	86,819	96.4%	1,081	12.91	Kroger	N/A
Macland Pointe	Marietta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1992	79,699	100.0%	973	12.21	Publix	N/A

Phillips Edison & Company	47

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Market Walk	Savannah, GA	100%	Savannah, GA	2014 / 2015	263,829	100.0%	$3,850	$14.59	Kroger	Dick's Sporting Goods; Guitar Center; West Marine
Mountain Crossing	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	93,396	100.0%	1,196	12.81	Kroger	N/A
Mountain Park Plaza	Roswell, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1988 / 2003	80,511	100.0%	1,056	13.12	Publix	N/A
Old Alabama Square	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	102,867	100.0%	2,309	22.45	The Fresh Market	Walgreens
Paradise Crossing	Lithia Springs, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	67,470	100.0%	951	14.10	Publix	N/A
Richmond Plaza	Augusta, GA	14%	Augusta-Richmond County, GA-SC	1979	174,075	93.9%	1,663	10.18	N/A	Ashley HomeStore and Ashley Outlet; JOANN; Harbor Freight Tools; Chuck E. Cheese; Chow Time Buffet & Grill
Rivermont Station	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	128,123	99.0%	1,952	15.39	Kroger	Kids Empire
Shiloh Square Shopping Center	Kennesaw, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996 / 2003	136,920	96.4%	1,665	12.61	Kroger	You Fit Health Clubs
Shops at Westridge	McDonough, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2006	72,420	100.0%	1,218	16.82	Publix	N/A
Southampton Village	Tyrone, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2003	77,894	100.0%	1,022	13.12	Publix	N/A
Spivey Junction	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1998	81,475	100.0%	1,072	13.16	Kroger	N/A
Village At Glynn Place	Brunswick, GA	100%	Brunswick, GA	1992	123,437	99.0%	1,501	12.28	Publix	Goodwill
Villages at Eagles Landing	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	67,019	98.1%	863	13.13	Publix	N/A
CitiCentre Plaza	Carroll, IA	100%	Carroll, IA	1991 / 1995	63,518	84.1%	384	7.19	Hy-Vee	N/A
Duck Creek Plaza	Bettendorf, IA	100%	Davenport-Moline-Rock Island, IA-IL	2005 / 2006	134,229	94.6%	1,270	10.00	N/A	Malibu Jack's
Southgate Shopping Center	Des Moines, IA	100%	Des Moines-West Des Moines, IA	1972 / 2013	161,792	100.0%	969	5.99	Hy-Vee	Planet Fitness; Jay's CD & Hobby; BioLife Plasma Services; Dollar General

Phillips Edison & Company	48

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Baker Hill	Glen Ellyn, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1998	135,355	94.1%	$1,939	$15.22	Pete's Fresh Market	N/A
Brentwood Commons	Bensenville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1981 / 2001	125,497	97.8%	1,672	13.63	Jewel-Osco	Dollar Tree
Burbank Plaza	Burbank, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1972 / 1995	99,453	100.0%	1,128	11.34	Jewel-Osco	dd's Discounts
College Plaza	Normal, IL	100%	Bloomington, IL	2002	175,741	100.0%	2,056	11.70	N/A	Bed Bath & Beyond; Ross Dress for Less; Office Depot; Michaels; Shoe Carnival; Sierra Trading Co.; Petco
Heritage Plaza	Carol Stream, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1988	128,870	100.0%	1,797	13.94	Jewel-Osco	Charter Fitness
Hilander Village	Roscoe, IL	100%	Rockford, IL	1994	120,694	94.5%	1,245	10.91	Schnucks	N/A
Hoffman Village	Hoffman Estates, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	1987	159,708	100.0%	2,976	18.63	Mariano's	Goodwill; Los Fernandez Taqueria
Naperville Crossings	Naperville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2007 / 2016	151,203	95.7%	4,221	29.17	ALDI	N/A
Oak Mill Plaza	Niles, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1977	151,986	88.0%	1,897	14.19	Jewel-Osco	N/A
Rolling Meadows Shopping Center	Rolling Meadows, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	2010	130,212	98.2%	1,459	11.42	Jewel-Osco	Northwest Community Hospital; Dollar Tree
Savoy Plaza	Savoy, IL	100%	Champaign-Urbana, IL	1999 / 2007	140,624	98.9%	1,797	12.92	Schnucks	Goodwill; Friar Tuck Beverages
Shorewood Crossing	Shorewood, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2005	173,981	100.0%	2,608	14.99	Mariano's	Marshalls; Staples; Petco; Party City
The Shoppes at Windmill Place	Batavia, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1991 / 1997	122,176	93.0%	1,764	15.53	Jewel-Osco	N/A
The Shops of Uptown	Park Ridge, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2006	70,402	65.2%	1,464	31.88	Trader Joe's	N/A
Dyer Town Center	Dyer, IN	100%	Chicago-Naperville-Elgin, IL-IN-WI	2004 / 2005	102,415	98.7%	1,840	18.21	Jewel-Osco	N/A
Lafayette Square	Lafayette, IN	100%	Lafayette-West Lafayette, IN	1963 / 2001	250,506	88.8%	1,513	6.80	N/A	Rural King Supply; Big Lots; Dollar Tree Family Dollar

Phillips Edison & Company	49

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Riverplace Centre	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1992	74,189	97.3%	$724	$10.03	Kroger	N/A
The Village Shopping Center	Mooresville, IN	100%	Indianapolis-Carmel-Anderson, IN	1965 / 1997	155,502	100.0%	933	6.00	Kroger	Black Friday - The Shopping Network; Mooresville Discount Mattress Outlet & More; Family Dollar; Player's Performance Factory
Town & Country Shopping Center	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1998	249,833	100.0%	1,970	7.89	Walmart	Staples; Dollar Tree
Falcon Valley	Lenexa, KS	100%	Kansas City, MO-KS	2008 / 2009	76,784	100.0%	1,053	13.71	Price Chopper	N/A
Quivira Crossings	Overland Park, KS	100%	Kansas City, MO-KS	1997	123,198	97.4%	1,523	12.69	Price Chopper	N/A
Wyandotte Plaza	Kansas City, KS	100%	Kansas City, MO-KS	1961 / 2015	176,419	97.5%	1,927	11.21	Price Chopper	Marshalls; PetSmart; Dollar Tree
Central Station	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	2005 / 2007	152,463	100.0%	1,610	10.56	Kroger	Planet Fitness
Chinoe Center	Lexington, KY	100%	Lexington-Fayette, KY	1984	111,781	100.0%	1,281	11.61	Kroger	Exceptional Living Centers
Meadowthorpe Manor Shoppes	Lexington, KY	100%	Lexington-Fayette, KY	1989 / 2008	117,126	100.0%	1,160	9.90	Kroger	N/A
Town Fair Center	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	1988 / 1994	234,291	98.2%	2,459	10.69	N/A	Malibu Jack's; Staples; Michaels; Petco; Tuesday Morning
Atlantic Plaza	North Reading, MA	100%	Boston-Cambridge-Newton, MA-NH	1959 / 1973	126,384	100.0%	2,351	18.60	Stop & Shop	Cowabungas; One Stop Liquors
Carriagetown Marketplace	Amesbury, MA	100%	Boston-Cambridge-Newton, MA-NH	2000	96,472	96.5%	1,722	18.49	Stop & Shop	N/A
Cushing Plaza	Cohasset, MA	14%	Boston-Cambridge-Newton, MA-NH	1997	71,210	100.0%	1,328	18.65	Shaw's Supermarket	Walgreens
Five Town Plaza	Springfield, MA	100%	Springfield, MA	1970 / 2013	327,303	98.2%	4,248	13.22	Big Y	Burlington Coat Factory; Big Lots; Best Fitness
Northwoods Crossing	Taunton, MA	100%	Providence-Warwick, RI-MA	2003 / 2010	156,478	100.0%	2,010	12.85	BJ's Wholesale Club	Tractor Supply; Dollar Tree
Shaw's Plaza Easton	Easton, MA	100%	Providence-Warwick, RI-MA	1984 / 2004	104,923	98.2%	1,296	12.58	Shaw's Supermarket	Walgreens

Phillips Edison & Company	50

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Shaw's Plaza Hanover	Hanover, MA	100%	Boston-Cambridge-Newton, MA-NH	1994 / 2000	57,181	100.0%	$832	$14.55	Shaw's Supermarket	N/A
Shaw's Plaza Raynham	Raynham, MA	100%	Providence-Warwick, RI-MA	1965 / 1998	177,828	96.9%	2,661	15.45	Shaw's Supermarket	Marshalls; JOANN; PetSmart; CVS
Sudbury Crossing	Sudbury, MA	100%	Boston-Cambridge-Newton, MA-NH	1984	89,952	72.5%	954	14.63	Sudbury Farms (shadow)	T.J.Maxx; The Goddard School
Burwood Village Center	Glen Burnie, MD	100%	Baltimore-Columbia-Towson, MD	1971	105,834	96.6%	1,792	17.53	Food Lion	Dollar General; CVS
Collington Plaza	Bowie, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	1996	121,955	100.0%	2,681	21.98	Giant	N/A
LaPlata Plaza	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2007	123,560	100.0%	2,642	21.38	Safeway	Petco
Rosewick Crossing	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2008	116,054	94.0%	2,344	21.49	Giant	N/A
Bear Creek Plaza	Petoskey, MI	100%	N/A	1998 / 2009	311,920	99.4%	2,026	6.53	Walmart	Marshalls; OfficeMax; HomeGoods; JOANN; Goodwill
Cherry Hill Marketplace	Westland, MI	100%	Detroit-Warren-Dearborn, MI	1992 / 2000	120,568	100.0%	1,516	12.57	Kroger	Ace Hardware; CVS
Livonia Plaza	Livonia, MI	100%	Detroit-Warren-Dearborn, MI	1988	137,205	100.0%	1,747	12.73	Kroger	T.J.Maxx
Milan Plaza	Milan, MI	100%	Ann Arbor, MI	1960 / 1975	61,357	100.0%	366	5.97	Kroger	Ace Hardware
Orchard Square	Washington Township, MI	100%	Detroit-Warren-Dearborn, MI	1999	92,450	98.7%	1,248	13.68	Kroger	N/A
12 West Marketplace	Litchfield, MN	100%	N/A	1989	82,911	100.0%	368	4.44	Family Fare	Running's Farm and Fleet
Albertville Crossing	Albertville, MN	14%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	99,013	92.2%	1,232	13.49	Coborn's	N/A
Cahill Plaza	Inver Grove Heights, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1995	69,000	100.0%	717	10.39	Cub Foods	N/A
Centennial Lakes Plaza	Edina, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1989 / 2012	193,826	95.2%	4,011	21.74	Whole Foods Market	HomeGoods; La-Z-Boy Furniture Galleries; Office Depot; JUUT SalonSpa
Crossroads of Shakopee	Shakopee, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1998	140,949	93.8%	1,967	14.88	Cub Foods	N/A

Phillips Edison & Company	51

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hastings Marketplace	Hastings, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	97,535	100.0%	$1,286	$13.19	Cub Foods	N/A
New Prague Commons	New Prague, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2008	73,415	95.1%	1,094	15.67	Coborn's	N/A
Normandale Village	Bloomington, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1973	140,400	95.8%	1,817	13.51	Lunds & Byerlys	Ace Hardware
Northstar Marketplace	Ramsey, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2004	96,356	92.9%	1,381	15.43	Coborn's	N/A
Savage Town Square	Savage, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2003	87,181	98.6%	1,254	14.59	Cub Foods	N/A
Waterford Park Plaza	Plymouth, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1989	127,572	100.0%	1,650	12.93	Cub Foods	Tuesday Morning
West Village Center	Chanhassen, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1994	142,418	98.5%	2,254	16.07	Lunds & Byerlys	OfficeMax
South Oaks Plaza	St. Louis, MO	100%	St. Louis, MO-IL	1969 / 1987	112,300	100.0%	975	8.68	N/A	Kloss Furniture; Michaels; Walgreens
Southfield Center	St. Louis, MO	100%	St. Louis, MO-IL	1987	109,397	95.1%	1,602	15.40	Schnucks	N/A
Chapel Hill North Center	Chapel Hill, NC	100%	Durham-Chapel Hill, NC	1998	96,290	98.4%	1,567	16.53	Harris Teeter	N/A
Crossroads Plaza	Asheboro, NC	100%	Greensboro-High Point, NC	1984	51,440	100.0%	405	7.87	Food Lion	N/A
Cureton Town Center	Waxhaw, NC	100%	Charlotte-Concord-Gastonia, NC-SC	2006	95,577	100.0%	1,996	20.88	Harris Teeter	N/A
Edgecombe Square	Tarboro, NC	100%	Rocky Mount, NC	1990	81,070	100.0%	392	4.84	Food Lion	Farmers Home Furniture
Harrison Pointe	Cary, NC	14%	Raleigh-Cary, NC	2002	136,447	100.0%	2,043	14.97	Harris Teeter	Staples
Lumina Commons	Wilmington, NC	100%	Wilmington, NC	1974 / 2007	80,772	100.0%	1,282	15.87	Harris Teeter	N/A
Northside Plaza	Clinton, NC	100%	N/A	1982	79,865	100.0%	627	7.85	Food Lion	Farmers Home Furniture
The Shoppes at Ardrey Kell	Charlotte, NC	14%	Charlotte-Concord-Gastonia, NC-SC	2008	82,119	100.0%	1,441	17.55	Harris Teeter	N/A
Tramway Crossing	Sanford, NC	100%	Sanford, NC	1996	62,382	100.0%	731	11.72	Food Lion	N/A
Windsor Center	Dallas, NC	100%	Charlotte-Concord-Gastonia, NC-SC	1974 / 1996	80,540	97.5%	698	8.89	N/A	Southern States Cooperative; Route 74 Fitness; CVS
Plaza 23	Pompton Plains, NJ	100%	New York-Newark-Jersey City, NY-NJ-PA	1963 / 1997	169,478	100.0%	4,152	24.50	Super Stop & Shop	T.J.Maxx; HomeGoods

Phillips Edison & Company	52

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Coronado Center	Santa Fe, NM	100%	Santa Fe, NM	1964	116,005	90.7%	$1,806	$17.16	Trader Joe's	New Mexico Bike N Sport; Party City; Dollar Tree
Pavilions at San Mateo	Albuquerque, NM	100%	Albuquerque, NM	1997	148,749	94.6%	2,329	16.56	Walmart Neighborhood Market	Shoe Dept.; Old Navy; Boofys Best for Pets; Dollar Tree
Plaza Farmington	Farmington, NM	100%	Farmington, NM	2004	139,063	100.0%	1,456	10.47	Safeway	T.J.Maxx; Best Buy; Petco
Crossroads Towne Center	North Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	2007	148,719	89.7%	4,140	31.03	Walmart (shadow)	Planet Fitness; Salon Boutique
Green Valley Plaza	Henderson, NV	100%	Las Vegas-Henderson-Paradise, NV	1978 / 1982	89,332	99.0%	1,923	21.75	Trader Joe's	Dollar Tree; Big 5 Sporting Goods
Rainbow Plaza	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	1989 / 2019	144,845	98.6%	2,394	16.77	Albertsons	Home Depot (shadow); Ross Dress for Less
Southwest Marketplace	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	2008	127,852	98.7%	2,695	21.36	Smith's	N/A
Sprouts Plaza	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	1995 / 2019	112,580	95.5%	1,973	18.35	Sprouts Farmers Market	Home Depot (shadow); Goodwill; Advance Auto Parts
University Plaza	Amherst, NY	100%	Buffalo-Cheektowaga, NY	1980 / 1999	163,388	97.3%	1,796	11.30	Tops Markets	Amherst Theatre; DaVita Dialysis; NAPA Auto Parts
Beavercreek Towne Center	Beavercreek, OH	100%	Dayton-Kettering, OH	1994	366,767	99.5%	3,603	9.87	Fresh Thyme	Lowe's; Kohl's; Ashley Furniture HomeStore; T.J.Maxx; JOANN; Shoe Carnival
East Side Square	Springfield, OH	100%	Springfield, OH	2007	8,400	100.0%	154	18.33	Walmart (shadow)	N/A
Fairfield Crossing	Beavercreek, OH	100%	Dayton-Kettering, OH	1994	71,170	100.0%	1,386	19.47	Walmart (shadow)	Office Depot; Pet Supplies Plus
Fairlawn Town Centre	Fairlawn, OH	100%	Akron, OH	1962 / 1996	339,067	94.6%	4,360	13.60	Giant Eagle; Marc's	U.S. Post Office; Ashley Furniture HomeStore; HomeGoods; Lucky Shoes; Chuck E. Cheese; Pet Supplies Plus
Flag City Station	Findlay, OH	100%	Findlay, OH	1992	250,449	100.0%	1,459	5.83	Walmart	T.J.Maxx; PetSmart
Forest Park Square	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1988	92,824	100.0%	1,001	10.78	Kroger	N/A
Georgesville Square	Columbus, OH	14%	Columbus, OH	1996	270,045	100.0%	2,471	9.15	Kroger	Lowe's
Glenwood Crossing	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1999	101,021	100.0%	745	7.37	Kroger	Dollar Tree
Goshen Station	Goshen, OH	100%	Cincinnati, OH-KY-IN	1973 / 2003	53,802	100.0%	582	10.82	Kroger	N/A

Phillips Edison & Company	53

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hartville Centre	Hartville, OH	100%	Canton-Massillon, OH	1988 / 2008	106,051	96.3%	$1,249	$12.23	Giant Eagle	N/A
Harvest Plaza	Akron, OH	100%	Akron, OH	1974 / 2000	75,866	100.0%	757	9.98	Giant Eagle	N/A
Lakewood City Center	Lakewood, OH	100%	Cleveland-Elyria, OH	1991	67,280	100.0%	1,151	17.11	Marc's	Pet Supplies Plus
Monfort Heights	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1987	54,920	100.0%	505	9.20	Kroger	N/A
Sheffield Crossing	Sheffield Village, OH	100%	Cleveland-Elyria, OH	1989	113,688	93.9%	1,509	14.14	Giant Eagle	N/A
Shoregate Town Center	Willowick, OH	100%	Cleveland-Elyria, OH	1958 / 2005	277,751	95.9%	2,508	9.42	Giant Eagle; Marc's	Goodwill; Planet Fitness; Ace Hardware; Dollar General; Pet Supplies Plus
Sidney Towne Center	Sidney, OH	100%	Sidney, OH	1981 / 2007	115,776	100.0%	603	5.21	Kroger	N/A
Snow View Plaza	Parma, OH	100%	Cleveland-Elyria, OH	1981	100,460	96.0%	1,277	13.24	Giant Eagle	Kumo Japanese
Sulphur Grove	Huber Heights, OH	100%	Dayton-Kettering, OH	2004	19,570	100.0%	317	16.20	Walmart (shadow)	N/A
Town & Country Center	Hamilton, OH	100%	Cincinnati, OH-KY-IN	1950	79,896	100.0%	627	7.85	N/A	Bargain Hunt; Variety Surplus; AutoZone
Trader Joe's Center	Dublin, OH	100%	Columbus, OH	1986	75,506	96.2%	1,350	18.58	Trader Joe's	N/A
East Burnside Plaza	Portland, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1955 / 1999	38,363	100.0%	757	19.73	Quality Food Centers	N/A
Highland Fair	Gresham, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1984 / 1999	72,195	100.0%	1,021	14.14	Safeway	N/A
Hilfiker Shopping Center	Salem, OR	100%	Salem, OR	1984 / 2011	38,558	100.0%	731	18.96	Trader Joe's	Petco
Sunset Shopping Center	Corvallis, OR	100%	Corvallis, OR	1998	164,796	94.7%	2,214	14.19	Safeway	BI-MART; The Car Pool Car Wash
Edgewood Towne Center	Edgewood, PA	100%	Pittsburgh, PA	1990	342,610	96.1%	4,018	12.20	Giant Eagle	Giant Eagle; Planet Fitness; Aaron's; BioLife Plasma Services; Citi Trends; Fox Beauty Supply
Fairview Plaza	New Cumberland, PA	100%	York-Hanover, PA	1992 / 1999	71,979	97.8%	966	13.72	Giant	N/A
Northtowne Square	Gibsonia, PA	14%	Pittsburgh, PA	1993	113,372	100.0%	1,056	9.31	Giant Eagle	N/A
Palmer Town Center	Easton, PA	100%	Allentown-Bethlehem-Easton, PA-NJ	2005	153,085	100.0%	2,739	17.89	Giant	Marshalls
Townfair Center	Indiana, PA	100%	Indiana, PA	1995 / 2010	218,610	100.0%	2,111	9.66	Giant Eagle	Lowe's; Michaels
Yorktown Centre	Millcreek Township, PA	100%	Erie, PA	1989 / 2013	198,418	99.0%	2,087	10.63	Giant Eagle	Saint Vincent Hospital; A Bridge to Independence

Phillips Edison & Company	54

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Centerpoint	Easley, SC	100%	Greenville-Anderson, SC	2002	72,287	100.0%	$916	$12.67	Publix	N/A
Hampton Village	Taylors, SC	100%	Greenville-Anderson, SC	1959 / 1998	133,688	94.2%	1,512	12.01	Publix	Burkes Outlet
Murray Landing	Columbia, SC	100%	Columbia, SC	2003	68,798	100.0%	1,038	15.09	Publix	N/A
North Pointe Plaza	North Charleston, SC	100%	Charleston-North Charleston, SC	1996	373,520	93.2%	2,576	7.40	Walmart	Carpet To Go Flooring; Dollar Tree; Atlantic Bedding & Furniture; Petco; City Gear
Palmetto Pavilion	North Charleston, SC	100%	Charleston-North Charleston, SC	2003	66,428	100.0%	1,000	15.05	Publix	N/A
Stockbridge Commons	Fort Mill, SC	14%	Charlotte-Concord-Gastonia, NC-SC	2003 / 2012	99,473	100.0%	1,711	17.20	Harris Teeter	N/A
Summerville Galleria	Summerville, SC	100%	Charleston-North Charleston, SC	1989 / 2003	106,390	100.0%	1,386	13.03	Food Lion	N/A
The Fresh Market Commons	Pawleys Island, SC	100%	Georgetown, SC	2011	32,325	100.0%	661	20.45	The Fresh Market	N/A
Hamilton Village	Chattanooga, TN	100%	Chattanooga, TN-GA	1989	429,325	100.0%	3,315	7.72	Walmart; ALDI	Urban Air Adventure Park; Gabe's; Big Lots; JOANN; Boot Barn
Hickory Plaza	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	1974 / 1986	72,136	100.0%	871	12.07	Kroger	N/A
Lynnwood Place	Jackson, TN	100%	Jackson, TN	1986 / 2013	96,666	95.4%	808	8.76	Kroger	Fitness 1440
Willowbrook Commons	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	2005	93,600	97.0%	902	9.93	Kroger	N/A
Cinco Ranch at Market Center	Katy, TX	100%	Houston-The Woodlands-Sugar Land, TX	2007 / 2008	97,761	100.0%	1,919	19.63	Super Target (shadow)	HomeGoods; Michaels; OfficeMax
Commerce Square	Brownwood, TX	100%	Brownwood, TX	1969 / 2007	162,393	92.7%	1,345	8.94	ALDI	T.J.Maxx; Burkes Outlet; Boot Barn Western and Work Wear; Harbor Freight Tools
Coppell Market Center	Coppell, TX	100%	Dallas-Fort Worth-Arlington, TX	2008	90,225	97.8%	1,443	16.36	Market Street United	N/A
Hickory Creek Plaza	Denton, TX	100%	Dallas-Fort Worth-Arlington, TX	2007	28,132	100.0%	$697	$24.78	Kroger (shadow)	N/A

Phillips Edison & Company	55

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Kirkwood Market Place	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1979 / 2008	80,220	100.0%	$1,590	$19.82	Sprouts Farmers Market	N/A
Kleinwood Center	Spring, TX	100%	Houston-The Woodlands-Sugar Land, TX	2003	152,900	99.1%	3,149	20.79	H-E-B	N/A
Mansfield Market Center	Mansfield, TX	100%	Dallas-Fort Worth-Arlington, TX	2015	55,400	100.0%	1,386	25.02	Sprouts Farmers Market	N/A
Mayfair Village	Hurst, TX	100%	Dallas-Fort Worth-Arlington, TX	1981 / 2004	230,234	98.8%	2,651	11.66	Tom Thumb	Ollie's Bargain Outlet; Burkes Outlet; Planet Fitness
McKinney Market Street	Mckinney, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	96,830	100.0%	2,030	20.96	Market Street United	N/A
Murphy Marketplace	Murphy, TX	100%	Dallas-Fort Worth-Arlington, TX	2008 / 2015	227,203	100.0%	5,152	22.68	Sprouts Farmers Market	24 Hour Fitness; Michaels
Northpark Village	Lubbock, TX	100%	Lubbock, TX	1990	70,479	100.0%	768	10.90	United Supermarkets	N/A
Oak Meadows Marketplace	Georgetown, TX	100%	Austin-Round Rock-Georgetown, TX	2018	78,841	95.2%	1,397	18.61	Randalls	N/A
Plano Market Street	Plano, TX	100%	Dallas-Fort Worth-Arlington, TX	2009	166,978	96.6%	3,523	21.84	Market Street United	Toni & Guy Academy
Seville Commons	Arlington, TX	100%	Dallas-Fort Worth-Arlington, TX	1987	112,421	98.2%	1,602	14.51	Walmart Neighborhood Market	N/A
Spring Cypress Village	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1982 / 2007	102,758	96.8%	1,939	19.49	Sprouts Farmers Market	Spec's Liquor; Lumiere Nail Studios & Salon Park
Stone Gate Plaza	Crowley, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	90,675	100.0%	1,078	11.89	Kroger	N/A
Suntree Square	Southlake, TX	100%	Dallas-Fort Worth-Arlington, TX	2000	99,269	97.1%	1,519	15.76	Tom Thumb	N/A
Towne Crossing Shopping Center	Mesquite, TX	100%	Dallas-Fort Worth-Arlington, TX	1984	165,419	100.0%	2,096	12.67	Kroger	WSS; Citi Trends; Kids Empire; CSL Plasma
Hillside - West	Hillside, UT	100%	N/A	2006	14,550	100.0%	451	31.00	N/A	Walgreens
Ashburn Farm Market Center	Ashburn, VA	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2000	91,905	95.4%	2,696	30.74	Giant	N/A
Birdneck Shopping Center	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	1987	65,554	100.0%	613	9.35	Food Lion	N/A
Cascades Overlook	Sterling, VA	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2016	150,841	93.5%	4,130	29.30	Harris Teeter	N/A
Courthouse Marketplace	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	2005	106,863	89.5%	1,643	17.19	Harris Teeter	N/A

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Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Dunlop Village	Colonial Heights, VA	100%	Richmond, VA	1987	77,315	100.0%	$769	$9.95	Food Lion	Ace Hardware
Lakeside Plaza	Salem, VA	100%	Roanoke, VA	1988	82,894	93.9%	950	12.20	Kroger	NAPA Auto Parts
Nordan Shopping Center	Danville, VA	100%	Danville, VA	1961 / 2002	135,058	98.0%	959	7.24	Walmart Neighborhood Market	Big Lots; It's Fashion Metro; One Stop; Dept. of Social Services
Statler Square	Staunton, VA	100%	Staunton, VA	1989	134,660	96.0%	1,206	9.33	Kroger	Staples; Petco
Staunton Plaza	Staunton, VA	100%	Staunton, VA	2006	80,266	100.0%	1,454	18.11	Martin's	N/A
Stonewall Plaza	Winchester, VA	100%	Winchester, VA-WV	2007	118,584	89.6%	2,369	22.28	Martin's	Dollar Tree
Village at Waterford	Midlothian, VA	100%	Richmond, VA	1991	78,611	100.0%	774	9.85	Food Lion	N/A
Waynesboro Plaza	Waynesboro, VA	100%	Staunton, VA	2005	76,534	100.0%	1,359	17.76	Martin's	N/A
Winchester Gateway	Winchester, VA	100%	Winchester, VA-WV	2006	163,585	97.9%	3,058	19.10	Martin's	East Coast Gymnastics and Cheer
Claremont Village	Everett, WA	100%	Seattle-Tacoma-Bellevue, WA	1994 / 2012	86,497	100.0%	1,499	17.33	Quality Food Centers	Ace Hardware
The Orchards	Yakima, WA	100%	Yakima, WA	2002	86,407	96.2%	1,242	14.95	Rosauers Supermarkets	N/A
Fairacres Shopping Center	Oshkosh, WI	100%	Oshkosh-Neenah, WI	1992 / 2013	85,523	100.0%	1,001	11.70	Pick 'n Save	O-Town Iron
Franklin Centre	Franklin, WI	100%	Milwaukee-Waukesha, WI	1994 / 2009	120,068	100.0%	1,132	9.43	Pick 'n Save	Galleria Furniture
Glenwood Crossings	Kenosha, WI	100%	Chicago-Naperville-Elgin, IL-IN-WI	1992	87,115	93.1%	1,002	12.35	Pick 'n Save	Dollar Tree
Greentree Centre	Racine, WI	100%	Racine, WI	1989 / 1994	82,141	96.1%	1,099	13.92	Pick 'n Save	N/A
Kohl's Onalaska	Onalaska, WI	100%	La Crosse-Onalaska, WI-MN	1992 / 1993	86,432	100.0%	581	6.72	N/A	Kohl's
Market Place at Pabst Farms	Oconomowoc, WI	100%	Milwaukee-Waukesha, WI	2005	109,438	98.5%	2,004	18.58	Metro Market	N/A
Point Loomis	Milwaukee, WI	100%	Milwaukee-Waukesha, WI	1965 / 1991	167,533	100.0%	1,063	6.35	Pick 'n Save	Kohl's
Village Center	Racine, WI	100%	Racine, WI	2002 / 2003	240,847	100.0%	2,782	11.55	Festival Foods	Kohl's; Ulta
Total					33,301,948	97.4%	$466,254	$14.37
(1)Property represents an undeveloped parcel of land.

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ADDITIONAL DISCLOSURES
Quarter Ended December 31, 2022

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Earnings Guidance Unaudited, in thousands (excluding per share amounts)
The following guidance is based upon PECO’s current view of existing market conditions and assumptions for the year ending December 31, 2023. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

	2022A	2023E
		Lower Range	Upper Range

Net Income / Share	$0.42	$0.47	$0.52

FFO / Share	$2.15	$2.23	$2.29

Core FFO/ Share	$2.27	$2.28	$2.34

Same-center NOI Growth(1)	4.5%	3.0%	4.0%

Portfolio Activity
Acquisition activity, net	$226,528	$200,000	$300,000
Development and redevelopment spend	$53,671	$50,000	$60,000

Other
Interest expense, net	$71,196	$83,000	$89,000
G&A expense	$45,235	$44,000	$48,000
Non-cash revenue items(2)	$16,625	$15,000	$20,000
Adjustments for uncollectibility	$1,991	$3,500	$4,500

		2023 Forecast
		Lower Range	Upper Range

Reconciliation
Net income		$0.47	$0.52
Depreciation and amortization of real estate assets		1.74	1.75
Adjustments related to unconsolidated joint ventures		0.02	0.02
Nareit FFO per common share		$2.23	$2.29
Depreciation and amortization of corporate assets		0.02	0.02
Transaction costs and other		0.03	0.03
Core FFO per common share		$2.28	$2.34
1)The Company does not provide a reconciliation for Same-center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to our results without unreasonable effort.
2)Represents straight-line rental income and net amortization of above- and below-market leases.

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Components of Net Asset Value Unaudited, dollars and shares in thousands

	Three Months Ended December 31, 2022	Supplement Page		As of December 31, 2022	Supplement Page

NOI FOR REAL ESTATE INVESTMENTS(1)	$96,429	20	OTHER ASSETS
			Cash and cash equivalents	$5,478	13
ADJUSTMENTS TO NOI			Restricted cash	11,871	13
NOI adjustments for Q4 acquisitions/dispositions(2)	485		Accounts receivable, net	37,274	22
			Prepaid expenses and other assets	15,088	22
Quarterly impact of ABR from leases signed but not yet paying rent as of December 31, 2022	2,538		Derivative assets	25,853
			Investment in third parties	9,800	22
Pro rata NOI from Joint Venture	1,033	21	Investment in marketable securities	7,792	22
			Total value of other assets	$113,156
INVESTMENT MANAGEMENT BUSINESS
Fees and management income(3)	$2,218	14	LIABILITIES
Property operating expenses (income) related to fees and management income	(15)	20	Debt obligations	$1,912,784	28
			Accounts payable and other liabilities	113,185	22
Share of joint venture income (loss) recorded in Other Income (Expense), Net	77	23	Total value of liabilities	$2,025,969

			EQUITY
			Common shares and OP units outstanding(4)	131,225	27

			JOINT VENTURES
			Pro rata share of debt	$24,358	29

			DEVELOPMENT AND REDEVELOPMENT
			Costs incurred to date	$26,989	25
			Estimated remaining costs to be incurred	23,305	25
			Underwritten incremental unlevered yield	9%-11%	25

(1)Represents total operating revenues, adjusted to exclude non-cash revenue items and lease buyout income, less property operating expenses and real estate taxes for all real estate properties.
(2)Removes NOI related to disposed properties and adjusts NOI for acquired properties to represent a full period.

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Glossary of Terms

Term	Definition
Anchor space	A space greater than or equal to 10,000 square feet of gross leasable area (GLA).

Annualized base rent (ABR)	Refers to the monthly contractual base rent as of the end of the applicable reporting period multiplied by twelve months.

ABR Per Square Foot (PSF)	ABR divided by leased GLA. Increases in ABR PSF can be an indication of our ability to create rental rate growth in our centers, as well as an indication of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Comparable lease	Refers to a lease with consistent terms that is executed for substantially the same space that has been vacant less than twelve months.

Comparable rent spread
Calculated as the percentage increase or decrease in first-year ABR (excluding any free rent or escalations) on new, renewal, and option leases where the lease was considered a comparable lease. This metric provides an indication of our ability to generate revenue growth through leasing activity.

Cost of executing new leases	Refers to certain costs associated with new leasing, namely, tenant improvement costs and tenant concessions.

EBITDAre, and Adjusted EBITDAre (collectively, “EBITDAre metrics”)(1)
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.

To arrive at Adjusted EBITDAre, we exclude certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i) changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in our investments in our unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
We use EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow us to compare earnings independent of capital structure and evaluate debt leverage and fixed cost coverage.

Equity market capitalization	The total dollar value of all outstanding shares using the closing price for the applicable date.

Grocer health ratio	Amount of annual rent and expense recoveries paid by the Neighbor as a percentage of gross sales. Low grocer health ratios provide us with the knowledge to manage our rents effectively while seeking to ensure the financial stability of our grocery anchors.

Gross leasable area (GLA)	The total occupied and unoccupied square footage of a building that is available for Neighbors or other retailers to lease.

Inline space	A space containing less than 10,000 square feet of GLA.

Leased occupancy
Calculated as the percentage of total GLA for which a lease has been signed regardless of whether the lease has commenced or the Neighbor has taken possession. High occupancy is an indicator of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Nareit	National Association of Real Estate Investment Trusts.

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Glossary of Terms
Nareit Funds from operations (FFO), Core FFO, and Adjusted FFO(1)
Nareit defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures; and (iv) adjustments for unconsolidated partnerships and joint ventures, calculated to reflect FFO on the same basis. We believe FFO provides insight into our operating performance as it excludes certain items that are not indicative of such performance.

Core FFO is calculated as Nareit FFO attributable to stockholders and OP unit holders adjusted to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income. Core FFO provides further insight into the sustainability of our operating performance and provides an additional measure to compare our performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss).

Adjusted FFO is calculated as Core FFO adjusted to exclude: (i) straight-line rent and non-cash adjustments, such as amortization of market lease adjustments, debt discounts, deferred financing costs, and market debt adjustments; (ii) recurring capital expenditures, tenant improvement costs, and leasing commissions; (iii) non-cash share-based compensation expenses; and (iv) our prorated share of the aforementioned adjustments for our unconsolidated joint ventures. Adjusted FFO provides further insight into our portfolio performance by focusing on the revenues and expenditures directly involved in our operations and the management of our entire real estate portfolio. Recurring property-related capital expenditures are costs to maintain properties and their common areas, including new roofs, paving of parking lots, and other general upkeep items, and recurring corporate capital expenditures are primarily costs for computer software and equipment.

Neighbor	In reference to one of our tenants.

Net debt	Total debt, excluding discounts, market adjustments, and deferred financing expenses, less cash and cash equivalents.

Net debt to adjusted EBITDAre(1)
Calculated by dividing net debt by Adjusted EBITDAre (included on an annualized basis within the calculation). It provides insight into our leverage rate based on earnings and is not impacted by fluctuations in our equity price.

Net debt to total enterprise value(1)	Ratio is calculated by dividing net debt by total enterprise value. It provides insight into our capital structure and usage of debt.

Net operating income (NOI)(1)	Calculated as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. NOI provides insight about our financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss).

Portfolio retention rate
Calculated by dividing (i) the total square feet of retained Neighbors with current period lease expirations by (ii) the total square feet of leases expiring during the period. The portfolio retention rate provides insight into our ability to retain Neighbors at our shopping centers as their leases approach expiration. Generally, the costs to retain an existing Neighbor are lower than costs to replace with a new Neighbor.

Recovery rate
Calculated by dividing (i) total recovery income by (ii) total recoverable expenses during the period. A high recovery rate is an indicator of our ability to recover certain property operating expenses and capital costs from our Neighbors.

Redevelopment	Larger scale projects that typically involve substantial demolition of a portion of the shopping center to accommodate new retailers. These projects typically are accompanied with new construction and site infrastructure costs.

Same-Center	Refers to a property, or portfolio of properties, that has been owned and operational for the entirety of each reporting period (i.e., since January 1, 2021).

Total enterprise value	Net debt plus equity market capitalization on a fully diluted basis.

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Glossary of Terms
Underwritten incremental unlevered yield	Reflects the yield we target to generate from a project upon expected stabilization and is calculated as the estimated incremental NOI for a project at stabilization divided by its estimated net project investment. The estimated incremental NOI is the difference between the estimated annualized NOI we target to generate by a project upon stabilization and the estimated annualized NOI without the planned improvements. Underwritten incremental unlevered yield does not include peripheral impacts, such as lease rollover risk or the impact on the long term value of the property upon sale or disposition. Actual incremental yields may vary from our underwritten incremental yield range based on the actual total cost to complete a project and its actual incremental NOI at stabilization.
(1)Supplemental, non-GAAP performance measures. See the "Introductory Notes" section above for more information on the limitations of non-GAAP performance measures.

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Investor Information

ANALYST COVERAGE
Bank of America Merrill Lynch	Craig Schmidt	craig.schmidt@bofa.com
Bank of Montreal	Juan Sanabria	Juan.sanabria@bmo.com
Compass Point, LLC	Floris van Dijkum	fvandijkum@compasspointllc.com
Credit Suisse Securities LLC	Tayo Okusanya	tayo.okusanya@credit-suisse.com
GreenStreet	Paulina Rojas-Schmidt	projasschmidt@greenstreet.com
JPMorgan	Michael Mueller	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	tthomas@key.com
Mizuho Securities USA	Haendel St. Juste	Haendel.St.Juste@mizuhogroup.com
Morgan Stanley	Ronald Kamdem	Ronald.Kamdem@morganstanley.com
Wolfe Research	Andrew Rosivach	ARosivach@wolferesearch.com

CONTACT INFORMATION

Investor Relations
Kimberly Green
kgreen@phillipsedison.com
(513) 538-4380

Stephanie Hout
shout@phillipsedison.com
(513) 746-2594

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